Exhibit 10.4

PURCHASE AND SALE AGREEMENT

BETWEEN

THE AFFILIATES OF AUTOSTAR REALTY OPERATING PARTNERSHIP

SET FORTH ON SCHEDULE 1.1.1,

AS SELLER

AND

ASBURY AUTOMOTIVE GROUP, INC.

AS PURCHASER

DATED: May 8, 2008

LIST OF DEFINED TERMS

Agreement, 1

Assignment, 22

Business Day, 40

Casualty Notice, 17

CERCLA, 36

Closing, 21

Code 31

Deed, 22

Earnest Money, 1

ERISA, 24, 31

Guaranty, 5

Hazardous Materials, 37

Improvements, 5

Independent Consideration, 6

Intangible Personal Property, 6

iPortal, 8

Land, 5

Lease, 5

Lease Assignment, 22, 23

Lease Casualty Event, 18

Lease Condemnation Event, 18

Lease Files, 9

Leases, 5

Leasing Costs, 26

License Agreements, 6

Material Damage, 18

Materially Damaged, 18

OFAC, 29

Operating Statements, 8

Permitted Outside Parties, 14

Permitted Purchaser Termination Provisions, 7

Plan, 31

Property Documents, 11

Property Information, 8

Purchase Price Adjustment Notice, 11

Real Property, 5

Rent Roll, 8

Report, 13

Reports, 13

Seller’s Representatives, 32

Survey, 10

Survival Period, 32

Tangible Personal Property, 5

Title Commitment, 9

Title Policy, 16

PURCHASE AND SALE AGREEMENT

32 PROPERTIES DESCRIBED GENERALLY ON SCHEDULE 1.1.1

This Purchase and Sale Agreement (this “Agreement”) is made and entered into by and between Purchaser and Seller.

RECITALS

A. Defined terms are indicated by initial capital letters. Defined terms shall have the meaning set forth herein, whether or not such terms are used before or after the definitions are set forth.

B. Purchaser desires to purchase the Property and Seller desires to sell the Property, all upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein, as well as the sums to be paid by Purchaser to Seller, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Seller agree as follows:

ARTICLE 1

BASIC INFORMATION

1.1 Certain Basic Terms. The following defined terms shall have the meanings set forth below:

1.1.1 Seller: The Affiliates of AutoStar Realty Operating Partnership set forth on Schedule 1.1.1.

1.1.2 Purchaser: Asbury Automotive Group, Inc., a Delaware corporation.

1.1.3 Purchase Price: $201,914,611, subject to adjustment as provided below and in Sections 4.4, 6.2.1, 6.3 and 6.4 (as applicable), and as allocated as set forth on Schedule 1.1.3 (the “Allocated Purchase Price”); provided however, that (i) the price payable for the Property subject to the Coggin Kia Purchase Contract at Closing shall be reduced by $476,087 (the “Coggin Kia Reimbursable Amount”), which shall be subject to payment by Purchaser to Seller if and to the extent required pursuant to the terms of Section 12.23 hereof, and (ii) if the Crown Volvo Purchase Contract is executed prior to the Closing Date, the price payable for Property subject to the Crown Volvo Purchase Contract at Closing shall be reduced by $337,732 (the “Crown Volvo Reimbursable Amount”), which shall be subject to payment by Purchaser to Seller if and to the extent required pursuant to the terms of Section 12.23 hereof.

1.1.4 Earnest Money: $10,000,000 including interest thereon, to be deposited in accordance with Section 3.1 below.

1.1.5 Title Company: First American Title Insurance Company

National Commercial Services 1801 K Street, NW Suite 200K Washington, DC 20036 Attn: Michael F. Hillman Telephone number: 202 530-1803 Facsimile number: 202 530-1459 E-mail: mhillman@firstam.com

1.1.6 Escrow Agent: First American Title Insurance Company

National Commercial Services 1801 K Street, NW Suite 200K Washington, DC 20036 Attn: Michael F. Hillman Telephone number: 202 530-1803 Facsimile number: 202 530-1459 E-mail: mhillman@firstam.com

1.1.7 Broker: None

1.1.8 Effective Date: The date on which this Agreement is executed by the latter to sign of Purchaser or Seller, as indicated on the signature page of this Agreement. If the execution date is left blank by either Purchaser or Seller, the Effective Date shall be the execution date inserted by the other party.

1.1.9 Property Information Delivery Date: The date which is three (3) Business Days after the Effective Date; provided, however that Seller shall endeavor to provide all Property Information within one (1) Business Day after the Effective Date.

1.1.10 Title Commitment Delivery Date: The date which is one (1) Business Day after the Effective Date.

1.1.11 Title and Survey Review Period: The period ending five (5) Business Days after the Title Commitment Delivery Date.

1.1.12 Inspection Period: The period beginning on the Effective Date and ending fifteen (15) Business Days after the Title Commitment Delivery Date; provided, however, that if and to the extent that the Title Commitment, Survey or zoning reports provided by Seller are not in a form or from a company typically accepted in the market in good faith by commercially reasonable purchasers or lenders, such period may be extended by a reasonably necessary number of days for Seller to deliver such market materials.

1.1.13 Price Adjustment Period: The period commencing on the date on which Seller receives a Purchase Price Adjustment Notice, which shall be no later than the last day of the Inspection Period, and ending five (5) Business Days after the expiration of the Inspection Period.

1.1.14 Closing Date: The date which is five (5) Business Days after the later to occur of the expiration of the Inspection Period or, if applicable, the expiration of the Price Adjustment Period.

1.2 Closing Costs. Closing costs shall be allocated and paid as follows:

Cost	Responsible Party
Title Commitment required to be delivered pursuant to Section 4.1.15	Seller

Breakage Fee to Stewart Title, if any	Purchaser – up to first $23,000; any remainder, Seller

Premium for standard form Title Policy required to be delivered pursuant to Section 5.2	Purchaser 1/2 Seller 1/2 (subject to cap of $250,000)

Premium for any upgrade of Title Policy for extended or additional coverage and any endorsements to the Title Policy desired by Purchaser, any inspection fee charged by the Title Company, tax certificates, municipal and utility lien certificates, and any other Title Company charges	Purchaser

Costs of Survey and/or any revisions, modifications or recertifications thereto	Purchaser 1/2 Seller 1/2; except that Purchaser’s amount is only due and payable if the Surveys are recertified to Purchaser and its lenders

Costs for UCC Searches provided by Seller	Seller

Costs for UCC Searches obtained by Purchaser	Purchaser

Recording Fees	Purchaser 1/2 Seller 1/2

Any deed taxes, documentary stamps, transfer taxes, intangible taxes, mortgage taxes or other similar taxes, fees or assessments	Purchaser 1/2 Seller 1/2; except that any mortgage taxes or other similar taxes shall be the sole responsibility of Purchaser

Any escrow fee charged by Escrow Agent for holding the Earnest Money or conducting the Closing	Purchaser 1/2 Seller 1/2

All other closing costs, expenses, charges and fees (other than Seller’s and Purchaser’s counsel)	Purchaser 1/2 Seller 1/2

Environmental Reports provided by Seller to Purchaser prior to the date hereof or during Inspection Period unless reliance letter is obtained	Seller

2008 Environmental Reports provided by Seller to Purchaser if reliance letter in favor of Purchaser is obtained	Purchaser 1/2 Seller 1/2

Environmental Reports obtained by Purchaser, if any	Purchaser

1.3 Notice Addresses

Purchaser:	Asbury Automotive Group, Inc. 622 Third Avenue; 37th Floor New York, New York 10021
Attn: General Counsel
	Phone:	(212) 885-2500
	Fax:	(203) 356-4474

Copy to:	Hill, Ward & Henderson, P.A. 101 East Kennedy Blvd.; Ste. 3700 Tampa, Florida 33602
	Attn:	R. James Robbins, Jr., Esq.
	Phone:	(813) 227-8404
	Fax:	(813) 221-2900

Copy to:	Asbury Automotive Group, Inc. 622 Third Avenue; 37th Floor New York, New York 10021
	Attn:	George Karolis, Vice President
	Phone:	(212) 885-2500
	Fax:	(203) 356-4474

Seller:	AutoStar Realty Operating Partnership c/o iStar Financial Inc. 1114 Avenue of the Americas
New York, NY 10036
	Attn:	Chief Investment Officer
	Phone:	212-930-9400
	Fax:	212-930-9494

Copy to:	AutoStar Realty Operating Partnership c/o iStar Financial Inc. 1114 Avenue of the Americas
New York, NY 10036
	Attn:	General Counsel
	Phone:	212-930-9400
	Fax:	212-930-9494

Copy to:	Katten Muchin Rosenman LLP 1025 Thomas Jefferson Street, NW Suite 700 East
Washington, DC 20007
	Attn:	Virginia A. Davis, Esq.
	Phone:	202-625-3602
	Fax:	202-339-8244
	Email:	virginia.davis@kattenlaw.com

ARTICLE 2

PROPERTY

2.1 Property. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (individually and/or collectively, as the context may require, the “Property”):

2.1.1 Real Property. The land described in Exhibit A hereto (individually and/or collectively, as the context may require, the “Land”), together with (a) all improvements located thereon, but expressly excluding improvements and structures owned by any tenant or other third party (individually and/or collectively, as the context may require, the “Improvements”), (b) without warranty (except as expressly provided herein and any other document executed by Seller and delivered to Purchaser at Closing), all right, title and interest of Seller, if any, in and to the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and (c) without warranty (except as expressly provided herein and any other document executed by Seller and delivered to Purchaser at Closing), all right, title, and interest of Seller, if any, in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the Land (individually and/or collectively, as the context may require, the “Real Property”).

2.1.2 Leases. All of Seller’s right, title and interest, without warranty (except as expressly provided herein and any other document executed by Seller and delivered to Purchaser at Closing), in those leases, including amendments to such leases and waivers relating thereto, described on Schedule 2.1.2, and leases which may be made by Seller after the Effective Date and prior to Closing with the written consent of Purchaser pursuant to Section 6.1.4 (individually a “Lease” and collectively the “Leases”), including all guaranties of such leases, as amended, and all other collateral securing such leases or guaranties described on Schedule 2.1.2 (individually and/or collectively, as the context may require, the “Guaranty”).

2.1.3 Tangible Personal Property. All of Seller’s right, title and interest, without warranty (except as expressly provided herein and any other document executed by Seller and delivered to Purchaser at Closing), in the equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by Seller and now or hereafter located in and used in connection with the operation, ownership or management of the Real Property, but specifically excluding any items of personal property owned or leased by Seller’s property manager or tenants at or on the Real Property and further excluding any items of personal property owned by third parties and leased to Seller (collectively, the “Tangible Personal Property”).

2.1.4 Intangible Personal Property. All of Seller’s right, title and interest, if any, without warranty (except as expressly provided herein and any other document executed by Seller and delivered to Purchaser at Closing), in all intangible personal property related to the Real Property and the Improvements, including, without limitation: all trade names and trade marks associated with the Real Property and the Improvements, including Seller’s rights and interests, if any, in the name of the Real Property; the plans and specifications and other architectural and engineering drawings for the Improvements, if any (to the extent assignable without cost to Seller); warranties (to the extent assignable without cost to Seller); governmental permits, approvals and licenses, if any (to the extent assignable without cost to Seller); and telephone exchange numbers (to the extent assignable without cost to Seller (all of the items described in this Section 2.1.4 collectively referred to as the “Intangible Personal Property”). Tangible Personal Property and Intangible Personal Property shall not include (a) any appraisals or other economic evaluations of, or projections with respect to, all or any portion of the Property, including, without limitation, budgets prepared by or on behalf of Seller or any affiliate of Seller, (b) any documents, materials or information which are subject to attorney/client, work product or similar privilege, which constitute attorney communications with respect to the Property and/or Seller, or which are subject to a confidentiality agreement, and (c) any trade name, mark or other identifying material that includes the name “iStar”, “aStar”, “AutoStar” or any derivative thereof.

2.1.5 License Agreements. All of Seller’s right, title and interest, without warranty, in and to all agreements (other than Leases), if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities that are located on or within the Real Property and generate income to Seller as the owner of the Real Property, including agreements which may be made by Seller after the Effective Date and prior to Closing as permitted by this Agreement with the written consent of Purchaser (the “License Agreements”). Anything in this Agreement to the contrary notwithstanding, Purchaser shall assume the obligations of the “lessor” or “licensor” under all License Agreements, some or all of which may be non-cancelable.

2.1.6 Excluded Contract. The Property conveyed hereunder shall not include, and Purchaser shall have no right, title or interest in, or claim with respect to, that certain Purchase and Sale Agreement dated April 23, 2008 between Seller and CAR AAG Acquisition L.L.C. (the “April 23, 2008 Contract”).

ARTICLE 3

EARNEST MONEY

3.1 Deposit and Investment of Earnest Money. On the Effective Date, Purchaser shall deposit the Earnest Money with Escrow Agent. Escrow Agent shall invest the Earnest Money in one or more interest-bearing accounts satisfactory to Seller and Purchaser, shall not commingle the Earnest Money with any funds of Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. Such account shall have no penalty for early withdrawal, and Purchaser accepts all risks with regard to such account. Purchaser and Seller shall promptly provide Escrow Agent with the appropriate Forms W-9 for tax identification number certifications, or Forms W-8 for non resident alien certifications.

3.2 Independent Consideration. If Purchaser elects to terminate this Agreement and is entitled to receive a return of the Earnest Money pursuant to the terms hereof, the Escrow Agent shall first disburse to Seller One Hundred and No/100 Dollars ($100.00) as independent consideration for Seller’s performance under this Agreement (“Independent Consideration”), which shall be retained by Seller in all instances.

3.3 Form; Failure to Deposit. The Earnest Money shall be in the form of the wire transfer to Escrow Agent of immediately available U.S. federal funds. If Purchaser fails to timely deposit the Earnest Money within the time periods required, Seller may terminate this Agreement by written notice to Purchaser, and thereafter the parties hereto shall have no further rights or obligations hereunder, except for rights and obligations which, by their terms, survive the termination hereof.

3.4 Disposition of Earnest Money. The Earnest Money shall be applied as a credit to the Purchase Price at Closing. However, if Purchaser is entitled to and elects to terminate this Agreement in accordance with the express terms of Section 5.2, Section 7.2, Section 7.3.8, Section 10.2 or Section 12.20 hereof (the “Permitted Purchaser Termination Provisions”), Escrow Agent shall pay the entire Earnest Money (less the Independent Consideration) to Purchaser on the third Business Day following Escrow Agent’s and Seller’s receipt of notice from Purchaser (as long as the current investment can be liquidated and disbursed in one Business Day) and neither party shall have any further liability, rights or obligations, other than those that by these terms survive the termination of this Agreement. In the event of a termination of this Agreement by either Seller or Purchaser for any reason other than by Purchaser pursuant to the Permitted Purchaser Termination Provisions, Escrow Agent is authorized to deliver the Earnest Money to Seller pursuant to the terms hereof on the third Business Day following receipt by Escrow Agent and Purchaser of written notice of such termination from Seller. With respect to either such termination, if the party to whom the Earnest Money is NOT being returned notifies Escrow Agent that it disputes the right of other party to receive the Earnest Money prior to the third Business Day after receipt of such notice, Escrow Agent shall not disburse the Earnest Money until such dispute is resolved in accordance with the terms of this Agreement. In such event, Escrow Agent may interplead the Earnest Money into a court of competent jurisdiction in the county in which the Earnest Money has been deposited. All attorneys’ fees and costs and Escrow Agent’s costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money, or if the Earnest Money is distributed in part to both parties, then in the inverse proportion of such distribution. Interest earned on the Earnest Money shall in all events be distributed in the same manner as the Earnest Money.

3.5 Treatment of Earnest Money. The parties hereto agree to treat the Earnest Money and interest accrued thereon as owned by the Purchaser and not received by Seller, in all cases to the extent not paid to Seller pursuant to this Agreement, and to file all tax returns on a basis consistent with such treatment. Until the Closing or other disposition of the Earnest Money in accordance with the terms hereof, the beneficial interest in the Earnest Money remains with Purchaser and all interest and other income earned on the Earnest Money shall be reported as taxable income of Purchaser, and the parties hereto shall file applicable tax forms consistent with such treatment. Any disbursement of the Earnest Money to Seller may be treated for U.S. federal income tax purposes as consisting, in part, of imputed interest in accordance with the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

ARTICLE 4

DUE DILIGENCE

4.1 Due Diligence Materials To Be Delivered. Seller shall deliver to Purchaser complete (to Seller’s knowledge) copies of, and/or make electronic copies available to Purchaser on Seller’s iPortal internet site relating to the Property and containing documents relating thereto (“iPortal”) of and/or make available in Seller’s Atlanta office, the following (the “Property Information”) on or before the Property Information Delivery Date (it being understood and agreed that Seller shall copy all information made available to Purchaser on iPortal to a compact disk at the close of business on the Property Information Delivery Date and shall promptly provide the same to Purchaser for its records). Except for the Rent Roll contemplated in Section 4.1.1, Seller’s obligation to deliver the items listed in this Section 4.1 shall be limited to the extent such items are in the possession of Seller.

4.1.1 Rent Roll. A current rent roll in Seller’s standard form for the Property, together with (i) the purchase price allocated to each Property under the applicable Original Acquisition Purchase Agreement (for purposes of this Agreement, the term “Original Acquisition Purchase Agreement” means those agreements described on Schedule 4.1.1), (ii) the amount, and its components, described in Section 17.10(c)(ii) of that certain Lease Agreement dated December 12, 2005 by and between ASTAR ASB TX1, LP, and ASTAR ASB GA3, LLC, (collectively and individually, as Landlord) and ASBURY AUTOMOTIVE TEXAS REAL ESTATE HOLDINGS L.P., and ASBURY AUTOMOTIVE ATLANTA L.L.C. (collectively, jointly and severally, and individually, as Tenant) (the “McDavid Lease”) for each such Property subject to the McDavid Lease, and (iii) any additional costs expended by Seller in connection with the ownership of each Property (“Rent Roll”);

4.1.2 Financial Information. A copy of operating statements pertaining to each Property for the calendar year preceding the Effective Date or such lesser period as Seller has owned such Property (“Operating Statements”);

4.1.3 Financial Statements. A copy of the financial statements, financial calculations, financial certifications, and other financial information required under the Leases, including, without limitation, Article X of the Leases, and Guaranty in Seller’s possession;

4.1.4 Environmental Reports. A copy of any environmental reports or environmental site assessments related to the Property prepared for the benefit of Seller or Seller’s prospective lender and any material correspondence with the provider of any environmental report relating to any such report or site assessment; it being acknowledged by Purchaser that Purchaser shall not be entitled to rely thereon absent an express reliance letter from the company issuing such environmental reports; a summary prepared by Seller of the material recommendations in the 2008 Phase 1 environmental site assessments prepared for the benefit of Seller’s prospective lender (the “2008 Environmental Summary”) which is attached hereto as Schedule 9.1.14, and all environmental reports or environmental site assessments prepared in 2008 related to the Property prepared for the benefit of Seller or Seller’s prospective lender (the “2008 Environmental Reports”); it being acknowledged by Purchaser that Purchaser shall not be entitled to rely thereon absent an express reliance letter from the company issuing the 2008 Environmental Reports;

4.1.5 Tax Statements. A copy of ad valorem tax statements relating to the Property for the current tax period;

4.1.6 Intentionally omitted;

4.1.7 Personal Property. A list of all Tangible Personal Property, if any;

4.1.8 License Agreements. A list, together with copies, of all License Agreements, if any;

4.1.9 Lease Files. The lease files for all leases affecting the Property, including the Leases, amendments, Guaranty, waiver letters, any letter agreements, material correspondence, subleases, and assignments that are then in effect, and any franchise agreements that are then in effect, the most current appraisals in Seller’s possession, structural reports, property inspection reports provided by any third party, if any, and all tax notices (“Lease Files”); it being acknowledged by Purchaser that Purchaser shall not be entitled to rely on such appraisals, structural reports or property inspection reports absent an express reliance letter from the company issuing the same;

4.1.10 Maintenance Records and Warranties. Maintenance work orders for the 12 months preceding the Effective Date and warranties, if any, on roofs, air conditioning units, fixtures and equipment;

4.1.11 Plans and Specifications. Building plans and specifications relating to the Property, if any;

4.1.12 Licenses, Permits and Certificates of Occupancy. Licenses, permits and certificates of occupancy relating to the Property;

4.1.13 Purchase Contracts. All sale, brokerage, option agreements, rights of first offer, rights of first refusal, or similar agreements regarding any conveyance of any interest in all or any portion of the Property to the extent the same contain any unexpired rights or obligations (other than those rights and options contained in any Lease and other than the April 23, 2008 Contract), including, without limitation, the Agreement of Purchase and Sale by and between aStar ASB FL1, LLC, a Delaware limited liability company, and Premier Automotive on Atlantic, LLC, a Florida limited liability company, dated January 17, 2008 (the “Coggin Kia Purchase Contract”), and the Agreement of Purchase and Sale by and between aStar ASB NC4, LLC, a Delaware limited liability company, and Crown CHV L.L.C., a Delaware limited liability company, anticipated to be entered into prior to the Closing Date (the “Crown Volvo Purchase Contract”), both of which are attached hereto as Exhibit K (together, the “Purchase Contracts”);

4.1.14 Unrecorded Agreements. A list, together with copies, of the Unrecorded Agreements;

4.1.15 Title Commitment. Current commitments for title insurance (collectively, the “Title Commitment”) issued by the Title Company, in the amount of the Purchase Price and on an ALTA 2006 (or 1970 for any Real Property located in Florida)

Standard Form or Texas T-1 Form commitment, with Purchaser as the proposed insured, and (b) copies of all documents of record referred to in the Title Commitment as exceptions to title to the Property and a copy of each existing owner’s title insurance policy;

4.1.16 Survey. Copies of all final surveys of each Property in Seller’s possession (collectively, the “Survey”);

4.1.17 Zoning. Copies of all final zoning reports for each Property prepared for the benefit of Seller and all correspondence from an applicable zoning authority regarding any Property in Seller’s possession;

4.1.18 Condemnation. A list, together with copies, of all written notices of condemnation or eminent domain proceedings currently affecting the Property; and

4.1.19 Insurance Policies. Copies of the most recent insurance certificates for insurance policies maintained by the tenants pursuant to the terms of the Leases, indicating Seller as loss payee, insured or additional insured with respect to the Property.

4.1.20 Estoppels. Copies of all estoppel certificates in Seller’s possession from third parties relating to the Property other than those from any tenant under the Leases or from Guarantor.

4.2 Intentionally Deleted.

4.3 Physical Due Diligence. Commencing on the Effective Date and continuing until the Closing, Purchaser shall have reasonable access to the Property at all reasonable times during normal business hours, upon appropriate notice to tenants as permitted or required under the Leases for the purpose of conducting reasonably necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that (a) Purchaser must give Seller two full Business Days’ prior telephone or written notice of any such inspection or test, and with respect to any intrusive inspection or test (i.e., core sampling) must obtain Seller’s prior written consent (which consent may be given, withheld or conditioned in Seller’s sole discretion), (b) prior to performing any inspection or test, Purchaser must deliver a certificate of insurance to Seller evidencing that Purchaser and its contractors, agents and representatives have in place (and Purchaser and its contractors, agents and representatives shall maintain during the pendency of this Agreement) (1) commercial general liability insurance with limits of at least Five Million Dollars ($5,000,000) for bodily or personal injury or death, (2) property damage insurance in the amount of at least Five Million Dollars ($5,000,000), (3) contractual liability insurance with respect to Purchaser’s obligations hereunder, and (4) workers’ compensation insurance in accordance with applicable law, all covering any accident arising in connection with the presence of Purchaser, its contractors, agents and representatives on the Property, which insurance shall (A) name as additional insureds thereunder Seller and such other parties holding insurable interests as Seller may designate and (B) be written by a reputable insurance company having a rating of at least “A+:VII” by Best’s Rating Guide (or a comparable rating by a successor rating service), and (C) otherwise be subject to Seller’s prior approval, and (c) all such tests shall be conducted by Purchaser in compliance with Purchaser’s responsibilities set forth in Section 4.9 below. Purchaser shall bear the cost of all such inspections or tests and shall be responsible for and act as the generator with respect to any wastes generated by those tests, which obligation shall survive the termination of this Agreement. Subject to the provisions of Section 4.7 hereof, Purchaser or Purchaser’s representatives may communicate with any Seller-designated tenant representative. Subject to the provisions of Section 4.7 hereof, Purchaser or Purchaser’s representatives may communicate with any governmental authority for the sole purpose of gathering information in connection with the transaction contemplated by this Agreement. As used in this Section 4.3, “communicate” and “communication” shall mean the initiation of, response to, or sharing or exchange of information, knowledge or messages, whether by oral, written or electronic methods or media, or by any other means in person or otherwise, and includes requests for inspections or other access to any Property.

4.4 Due Diligence/Purchase Price Adjustment.

4.4.1 Purchase Price Adjustment for Certain Matters Discovered During the Inspection Period. Purchaser shall have through the Closing in which to examine, inspect, and investigate the Property Information (the “Property Documents”) and the Property. In the event that Purchaser discovers during the Inspection Period that (a) there exists a material defect to title to a Property rendering title to such Property or a material portion thereof unmarketable or materially adversely affecting the value thereof (other than to the extent attributable to an action or inaction by Purchaser or any affiliate thereof), or (b) there exists a material zoning violation at a Property rendering such Property or any material portion thereof unusable for motor vehicle sales, automobile body services or other automobile services, as applicable for such Property, and the current use applicable for such Property (other than to the extent attributable to an action or inaction by Purchaser or any affiliate thereof), then Purchaser may request an adjustment to the Purchase Price for the applicable Property by giving written notice to Seller and Escrow Agent (the “Purchase Price Adjustment Notice”) on or before the last day of the Inspection Period setting forth in reasonable detail the reason for the requested adjustment and the requested amount of the adjustment, which in no event shall exceed 75% with respect to Subsection (a) hereof, and 25% with respect to Subsection (b) hereof of the portion of the Allocated Purchase Price for such Property. If Purchaser does not give a Purchase Price Adjustment Notice for the matters set forth in this Section 4.4.1 prior to the last day of the Inspection Period, Purchaser shall be deemed to have waived its right to any adjustment of the Purchase Price pursuant to this Section 4.4.1.

4.4.2 Purchase Price Adjustment for Certain Environmental Matters. In the event that reports, tests or studies obtained by Purchaser or delivered to Purchaser by Seller after the Effective Date, including without limitation, the 2008 Environmental Reports, indicate the existence or reasonable potential existence of any contamination of any portion of the Property that (i) is not disclosed in the Property Documents delivered to Purchaser prior to the Effective Date (other than the 2008 Environmental Summary) and (ii) is material (meaning that the reasonably estimated cost of remediation and/or other liability associated therewith, as determined by Seller’s environmental consultants, exceeds $100,000 for such Property) and if and only if the applicable tenant or Guarantor is not required to remediate such damage or indemnify the owner of the applicable Property therefor pursuant to the applicable Lease or Guaranty, then Purchaser may request an adjustment to the Purchase Price for such Property by delivering to Seller a Purchase Price Adjustment Notice setting forth in reasonable detail the reason for the requested adjustment and the requested amount of the adjustment in accordance with the terms of Section 4.4.5 (in no event shall any such adjustment exceed 75% of the Allocated Purchase Price for such Property), provided that the Purchase Price Adjustment Notice shall additionally include with copies of the reports, tests or studies identifying such contamination.

4.4.3 Purchase Price Adjustment for Newly Disclosed Information and Rent Adjustment Information.

(a) Newly Disclosed Information. In the event that Newly Disclosed Information (as defined in Section 6.4) is provided that adversely affects a Property or the value thereto of at least $50,000, and if the Indemnity described herein is not provided, then Purchaser may request an adjustment to the Purchase Price for such Property by delivering to Seller a Purchase Price Adjustment Notice setting forth in reasonable detail the reason for the requested adjustment and the requested amount of the adjustment in accordance with the terms of Section 4.4.5 (in no event shall any such adjustment exceed 75% of the Allocated Purchase Price for such Property). With respect to Newly Disclosed Information that adversely affects a Property or the value thereof reasonably estimated to be at least $50,000 and such adverse effect cannot be reasonably reduced to, or liquidated to, a monetary amount, iStar Financial Inc. may provide an indemnity in form and substance reasonably acceptable to Purchaser indemnifying Purchaser against any loss, cost or damage incurred with respect to such matter, with the liability of iStar Financial Inc. being capped at the Allocated Purchase Price for the applicable Property (the “Indemnity”). If and to the extent that iStar Financial Inc. provides to Purchaser an Indemnity, then Purchaser shall not be entitled to any adjustment of the Purchase Price with respect thereto.

(b) Rent Adjustment Information. In the event that Rent Adjustment Information (as defined in Section 6.4) is provided and such Rent Adjustment Information does NOT constitute a Significant Reduction, then the Allocated Purchase Price for the applicable Property shall be changed to equal the reduced base rent divided by 0.07661. In the event that Rent Adjustment Information is provided and such Rent Adjustment Information does constitute a Significant Reduction, then Seller shall have the rights set forth in Section 6.4; provided, however, that Purchaser and Seller may attempt, but shall not be obligated, to negotiate an agreeable adjustment to the Purchase Price in accordance with the procedures set forth in Section 4.4.5.

4.4.4 Exclusions from Purchase Price Adjustments. Notwithstanding anything herein to the contrary, Purchaser shall have no right to any adjustment to the Purchase Price pursuant to this Section 4.4 or Section 6.4 due to (i) the terms of any Lease or Guaranty, except to the extent amended after the Effective Date without Purchaser’s approval as required under the terms of this Agreement and except as expressly permitted under Section 6.4(b), (ii) the environmental condition of any Property except as explicitly provided in Section 4.4.2, (iii) any casualty or condemnation affecting any Property or any portion thereof except as explicitly provided in Section 6.2 or Section 6.3, (iv) the fact that the Property located at 3600-3630 West Airport Freeway, Irving, TX is currently being used as a body shop and office space or that the Property located at 3900 West Airport Freeway, Irving, TX is vacant per the terms of a Letter Agreement dated January 11, 2007, (v) any lawsuit affecting any Property for which a tenant or Guarantor is required to indemnify the Property owner, (vi) the Nalley Lexus Work, as defined in Section 6.1.3 or the technical default of the tenant for failure to obtain consent for the

Nalley Lexus Work (it being understood and agreed that Seller has not declared such default in a notice to the tenant with respect thereto), (vii) the Purchase Contracts which are to be assumed by Purchaser in accordance with the terms hereof except for Newly Discovered Matters relating thereto, which are subject to Section 6.4(a), (viii) the Unrecorded Agreements, as defined in Section 9.1.12 except for Newly Discovered Matters relating thereto, which are subject to Section 6.4(a), or (ix) matters arising after the Effective Date and prior to the Closing Date except as explicitly provided for Newly Discovered Matters in Section 6.4(a) or Rent Adjustment Information in Section 6.4(b).

4.4.5 Procedures for Determining Purchase Price Adjustment. During any Price Adjustment Period, Seller and Purchaser shall negotiate in good faith to reach agreement on the amount of any adjustment to the Purchase Price of any affected Property. If Seller and Purchaser agree in a writing signed by both parties on an adjustment to the Purchase Price, then such amount shall become final and binding on the parties. If Seller and Purchaser are unable to resolve any disagreement as to amount of any adjustment to the Purchase Price during the Price Adjustment Period, then the dispute will be promptly referred for mandatory arbitration in accordance with Section 12.21, which arbitration shall be final and binding on both Purchaser and Seller, unless parties mutually agree to a different dispute resolution mechanism. In the event that said arbitration (or other dispute resolution mechanism) has not been concluded by the Closing Date, then a portion of the Purchase Price equal to the disputed amount (the “Escrow Amount”) shall be deposited by Escrow Agent into an account maintained by Escrow Agent to be held and disbursed in accordance with the terms of an escrow agreement substantially in the form of Exhibit J (the “Escrow Agreement”). Purchaser acknowledges and agrees that Purchaser shall have no right to terminate this Agreement other than as expressly provided in the Permitted Purchaser Termination Provisions, to delay Closing for resolution of any dispute regarding an adjustment to the Purchase Price hereunder (except as expressly provided in Section 6.3 below), or to withhold any portion of the Purchase Price at Closing in lieu of depositing the same with Escrow Agent pursuant to the Escrow Agreement. Notwithstanding anything to the contrary in this Agreement, Purchaser and Seller hereby agree that, if Purchaser is permitted pursuant to the terms of Section 4.4, Section 6.2, Section 6.3 or Section 6.4 of this Agreement to, and does so request, a Purchase Price Adjustment for any Property in an amount in excess of 25% of the Allocated Purchase Price therefor, then Seller, at its sole option and by giving written notice to Purchaser within the Price Adjustment Period, may elect to terminate this Agreement with respect to such Property or, in the event such Property is leased pursuant to the McDavid Lease, terminate this Agreement with respect to every Property leased pursuant to the McDavid Lease and the Purchase Price payable under this Agreement shall be reduced by the amount of the Allocated Purchase Price for the applicable Property(ies) unless Purchaser elects, within 10 Business Days after receipt of Seller’s notice, to reduce the requested adjustment to the Purchase Price to 25% of the Allocated Purchase Price therefor.

4.5 Return of Documents and Reports. As additional consideration for the transaction contemplated herein, if Purchaser fails to consummate the purchase of the Property pursuant to this Agreement or otherwise defaults on its obligations hereunder at or prior to Closing for any reason, then, within three (3) Business Days after Seller’s request (which request may be made at Seller’s sole option), Purchaser shall provide to Seller copies of all third party reports, investigations and studies, other than economic analyses (collectively, the “Reports” and, individually, a “Report”) prepared for Purchaser in connection with its due diligence review of the Property, including, without limitation, any and all Reports involving structural or geological conditions, environmental, hazardous waste or hazardous substances contamination of the Property, if any; provided, however, that as a condition precedent to providing such Reports to Seller, Seller shall reimburse Purchaser for all of Purchaser’s actual out-of-pocket costs of obtaining such Reports, including the costs of any Reports previously provided to Seller pursuant to Section 4.11 hereof. The Reports shall be delivered to Seller without any representation or warranty as to the completeness or accuracy of the Reports or any other matter relating thereto. Purchaser’s obligation to deliver the Property Documents and the Reports to Seller shall survive the termination of this Agreement.

4.6 Intentionally Omitted.

4.7 Proprietary Information; Confidentiality. Purchaser acknowledges that the Property Documents are confidential and have been and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser shall not use the Property Documents for any purpose other than as set forth in the preceding sentence. Except to the extent known or readily available to the public, Purchaser shall not disclose prior to the Closing the contents to any person other than to the trustees, directors, officers, employees and partners of Purchaser or its parent company, and to Purchaser’s potential lenders, potential investors, attorneys, accountants and other consultants and permitted assignees and to the tenants under the Leases and Guarantor, provided that such persons have agreed to preserve the confidentiality of such information as required hereby, and may be disclosed to the extent required by law (collectively, “Permitted Outside Parties”). At any time and from time to time, within two Business Days after Seller’s request, Purchaser shall deliver to Seller a list of all parties to whom Purchaser has provided any Property Documents or any information taken from the Property Documents. Purchaser shall not divulge the contents of the Property Documents and other information except in strict accordance with the confidentiality standards set forth in this Section 4.7. In permitting Purchaser to review the Property Documents or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created. Purchaser’s obligations under this Section 4.7 and any other confidentiality agreement between Purchaser or its Affiliates and Seller or its Affiliates shall survive: (i) termination of this Agreement, and (ii) Closing solely with respect to financial information provided as part of the Property Documents and indemnification obligations.

4.8 No Representation or Warranty by Seller. Purchaser acknowledges that, except as expressly set forth in this Agreement and any other document executed by Seller and delivered to Purchaser at Closing, Seller has not made and does not make any warranty or representation regarding the truth, accuracy or completeness of the Property Documents or the source(s) thereof. Purchaser further acknowledges that some if not all of the Property Documents were prepared by third parties other than Seller. Except as expressly set forth in this Agreement or the documents required to be executed by Seller and delivered to Purchaser at Closing, Seller expressly disclaims any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the Property Documents, or in any other written or oral communications transmitted or made available to Purchaser. Purchaser shall rely solely upon its own investigation with respect to the Property, including, without limitation, the Property’s physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Documents and are providing the Property Documents solely as an accommodation to Purchaser.

4.9 Purchaser’s Responsibilities. In conducting any inspections, investigations or tests of the Property and/or Property Documents, Purchaser and its agents and representatives shall: (a) not disturb the tenants or interfere with their use of the Property pursuant to their respective Leases; (b) not interfere with the operation and maintenance of the Property; (c) not damage any part of the Property or any personal property owned or held by any tenant or any third party; (d) not injure or otherwise cause bodily harm to Seller or its agents, guests, invitees, contractors and employees or any tenants or their guests or invitees; (e) comply with all applicable laws; (f) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (g) not permit any liens to attach to the Real Property by reason of the exercise of its rights hereunder; (h) repair any damage to the Real Property resulting directly or indirectly from any such inspection or tests; and (i) not reveal or disclose prior to Closing any information obtained during the Inspection Period concerning the Property and the Property Documents to anyone other than the Permitted Outside Parties, in accordance with the confidentiality standards set forth in Section 4.7 above, or except as may be otherwise required by law. Purchaser’s obligations under this Section 4.9 shall survive the termination of this Agreement.

4.10 Purchaser’s Agreement to Indemnify. Purchaser hereby agrees to indemnify, defend and hold Seller harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys’ fees) arising out of Purchaser’s inspections or tests permitted under this Agreement or any violation of the provisions of Sections 4.3, 4.7 and 4.9; provided, however, the indemnity shall not extend to protect Seller from its own negligence or misconduct or from any pre-existing liabilities for matters merely discovered by Purchaser (i.e., latent environmental contamination) so long as Purchaser’s actions do not aggravate any pre-existing liability of Seller. Purchaser also hereby agrees to indemnify, defend and hold any tenant harmless from and against any and all claims, causes of action, damages, liabilities and expenses which such tenant may suffer or incur due to Purchaser’s breach of its obligation under Section 4.7 above to maintain the confidential nature of any Property Documents or other information relative to such tenant. Purchaser’s obligations under this Section 4.10 shall survive the termination of this Agreement and shall survive the Closing.

4.11 Environmental Studies. Notwithstanding anything to the contrary contained in Section 4.5 above, as additional consideration for the transaction contemplated in this Agreement, Purchaser shall, upon Seller’s request (which request may be made at Seller’s sole option) provide to Seller, promptly following the receipt of same by Purchaser, copies of any and all reports, tests or studies involving contamination of or other environmental concerns relating to the Property received by Purchaser prior to Closing; provided, however, Purchaser shall have no obligation to cause any such tests or studies to be performed on the Property. Seller shall reimburse Purchaser for the costs of such reports, tests or studies if so required under Section 4.5 above. Seller acknowledges that Purchaser has not made and does not make any warranty or representation regarding the truth or accuracy of any such studies or reports. Notwithstanding

Section 4.10 above, Purchaser shall have no liability or culpability of any nature as a result of having provided such information to Seller or as a result of Seller’s reliance thereon or arising out of the fact that Purchaser merely conducted such tests or studies, so long as Purchaser’s actions do not aggravate any pre-existing liability of Seller.

ARTICLE 5

TITLE AND SURVEY

5.1 Title Review. During the Title and Survey Review Period, Purchaser shall review title to the Property as disclosed by the Title Commitment and the Survey. Seller shall have no obligation to cure title objections except financing liens of an ascertainable amount which liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such financing liens or mechanics’ liens that are attributable to any work or actions of Seller (but not of any tenant); provided, however that the foregoing requirement to discharge liens shall not apply to liens on any tenant’s leasehold estate permitted under the Leases. Seller further agrees to remove any exceptions or encumbrances to title which are voluntarily created by, under or through Seller after the date of the applicable Title Commitment without Purchaser’s consent. The term “Permitted Exceptions” shall mean: the exceptions that are preprinted on the promulgated title insurance form that the title company is unable to remove under applicable insurance regulations, specific exceptions in the Title Commitment that the Title Company has not agreed to remove from the Title Commitment as of the end of the Title and Survey Review Period and that Seller is not required to remove as provided above (including without limitation any exception relating to the Purchase Contracts); matters created by, through or under Purchaser; items shown on the Survey; real estate taxes and special assessments not yet due and payable; rights of tenants under the Leases; rights of licensees under License Agreements; and the items set forth on Schedule 5.3.

5.2 Delivery of Title Policy at Closing. In the event that the Title Company does not issue at Closing, or unconditionally commit at Closing to issue, to Purchaser, owner’s title policies, reflecting the release of any indebtedness (except as to liens on any tenant’s leasehold estate permitted under the Leases) and bringing the title current to the date of the Closing without exceptions other than the standard exclusions from coverage contained in such policy and the Permitted Exceptions and insuring Purchaser’s fee simple title to the Real Property in the amount of the Purchase Price with endorsements for same as survey, zoning (insuring the use of the Property as an automobile dealership or the current use of the Property, if different), comprehensive (T-19 in Texas), contiguity (as applicable), access, separate tax lot, subdivision (as applicable), arbitration deletion, and survey amendment, to the extent available in the state in which such Property is located (the “Title Policy”), Seller shall be entitled to a thirty (30) day period to identify a replacement title company to provide the Title Policy, with a corresponding extension of the Closing Date. If Seller fails to identify a replacement title company within said period, Purchaser shall have the right to terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement. Purchaser shall have no right to object to Stewart Title Guaranty Corporation, Chicago Title Insurance Company, Fidelity National Title Insurance Company, Commonwealth Land Title Insurance Corporation, LandAmerica Commercial Services, Lawyers Title (and affiliates of each of the foregoing) as the replacement title company.

ARTICLE 6

OPERATIONS AND RISK OF LOSS

6.1 Ongoing Operations. From the Effective Date through Closing:

6.1.1 Leases and License Agreements. Seller will perform its material obligations under the Leases and License Agreements.

6.1.2 New Contracts. Except as provided in Section 6.1.4, Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Closing.

6.1.3 Maintenance of Improvements; Removal of Personal Property. Subject to Sections 6.2 and 6.3, Seller shall maintain or cause the tenants under the Leases to maintain all Improvements substantially in their present condition (ordinary wear and tear and casualty excepted) and in a manner consistent with Seller’s maintenance of the Improvements during Seller’s period of ownership. Seller will not remove any Tangible Personal Property except as may be required for necessary repair or replacement, and replacement shall be of approximately equal quality and quantity as the removed item of Tangible Personal Property. Purchaser acknowledges that (i) the Nalley Lexus Work has commenced notwithstanding that the tenant failed to obtain required consent pursuant to the terms of the applicable Lease and (ii) Seller is not requiring that tenant cease such Nalley Lexus Work or provide a notice of default with respect thereto.

6.1.4 Leasing; License Agreements. Seller will not amend or terminate any existing Lease or License Agreement or enter into any new Lease or new License Agreement after the Effective Date and prior to the Closing Date without (a) providing Purchaser prior written notice thereof and all relevant supporting documentation, as reasonably requested by Purchaser, including, without limitation, tenant financial information to the extent in Seller’s possession, and (b) requesting Purchaser’s approval, which may be given or withheld with respect to License Agreements in Purchaser’s sole discretion or, with respect to Leases, in Purchaser’s sole discretion or such lesser standard as is required of Seller under the applicable Lease. Purchaser agrees to give Seller written notice of approval or disapproval of a proposed amendment or termination of a Lease or License Agreement or new Lease or new License Agreement within two Business Days after Purchaser’s receipt of the item described in Section 6.1.4(a). If Purchaser does not respond to Seller’s request within such time period, then Purchaser will be deemed to have approved such amendment, termination or new Lease or new License Agreement.

6.2 Damage. If prior to Closing the Property is damaged by fire or other casualty, Seller shall, promptly upon receiving actual knowledge thereof notify Purchaser of the same, and estimate the cost to repair and the time required to complete repairs and will provide Purchaser written notice of Seller’s estimation (the “Casualty Notice”) as soon as reasonably possible after the occurrence of the casualty.

6.2.1 Material. In the event of any Material Damage to or destruction of the Property or any portion thereof after the Effective Date but prior to Closing, and if and only if (i) the applicable tenant or Guarantor is not required to repair the damage pursuant to the applicable Lease or Guaranty, or (ii) the tenant is entitled to and elects to terminate the Lease as result of such casualty or is entitled to a material reduction in its rent as a result of such casualty (either, a “Lease Casualty Event”), then Purchaser may request an adjustment to the Allocated Purchase Price for such Property in accordance with the terms of Section 4.4.5 (in no event shall any such adjustment exceed 75% of the Allocated Purchase Price for such Property); provided however, that for purposes of this Section 6.2.1 only, the Price Adjustment Period shall commence on the date on which Seller receives the Purchase Price Adjustment Notice (which shall not later than three Business Days after Purchaser receives the Casualty Notice) and shall expire five Business Days thereafter. The parties shall proceed under this Agreement and close on schedule, and as of Closing Seller shall assign to Purchaser, without representation or warranty by or recourse against Seller, all of Seller’s rights in and to any resulting insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and Purchaser shall assume full responsibility for all needed repairs, and Purchaser shall receive a credit at Closing for any deductible amount under such insurance policies to the extent not payable by the applicable tenant under the applicable Lease or by Guarantor under the Guaranty (but the amount of the deductible plus insurance proceeds shall not exceed the lesser of (a) the cost of repair or (b) the portion of the Allocated Purchase Price the applicable Property and a pro rata share of the rental or business loss proceeds, if any). For the purposes of this Agreement, “Material Damage” and “Materially Damaged” means damage which, in Seller’s reasonable estimation, exceeds $250,000 to repair.

6.2.2 Not Material. If the Property is not Materially Damaged by the casualty and no Lease Casualty Event has occurred, then Purchaser shall have no right to request an adjustment to the Purchase Price under this Agreement, and, if an only if the applicable tenant or Guarantor is not required to repair the damage pursuant to the applicable Lease or Guaranty, Seller shall, at its option, either (a) repair the damage before the Closing in a manner reasonably satisfactory to Purchaser (and if necessary, Seller may extend the Closing Date up to 30 days to complete such repairs), or (b) credit Purchaser at Closing for the reasonable cost to complete the repair (in which case Seller shall retain all insurance proceeds and Purchaser shall assume full responsibility for all needed repairs). If the applicable tenant is required to repair the Property under the applicable Lease and no Lease Casualty Event has occurred, then Purchaser shall have no right to request an adjustment to or credit against the Purchase Price under this Agreement or that Seller repair the damage.

6.3 Condemnation

6.3.1 If Seller receives notice of, or proceedings are instituted for, eminent domain with respect to the Property or any portion thereof after the Effective Date and prior to the Closing (a “Condemnation”), and if an only if (i) the applicable tenant or Guarantor is not required to restore the Property pursuant to the applicable Lease or Guaranty, or (ii) the tenant is entitled to and elects to terminate the Lease as result of such condemnation or is entitled to a material reduction in its rent as a result of such condemnation (either, a “Lease Condemnation Event”), then Purchaser may remove such Property from this Agreement and receive an adjustment to the Purchase Price equal to the Allocated Purchase Price for such Property, or request an adjustment to the Purchase Price for such Property in accordance with the terms of Section 4.4.5 (in no event shall any such adjustment exceed 75% of the Allocated Purchase Price for such Property); provided however, that for purposes of this Section 6.3 only, the Price Adjustment Period shall commence on the date on which Seller receives the Purchase Price Adjustment Notice (which shall not later than three Business Days after Purchaser receives the notice of the eminent domain proceeding) and shall expire five Business Days thereafter. In addition to the first sentence of this Section 6.3 (and unless Purchaser elects to remove the applicable Property from this Agreement), in the event a Condemnation, the parties shall proceed under this Agreement and close on schedule, and as of Closing Seller shall assign to Purchaser Seller’s entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right after the Closing (as between Purchaser and Seller, but subject to the terms of the applicable Lease with respect to any rights of tenant) to negotiate and otherwise deal with the condemning authority in respect of such matter. With respect to the proceedings described in Schedule 6.3 or any proceedings with respect to which the applicable tenant is required to restore the Property under the applicable Lease and no Lease Condemnation Event has occurred, Purchaser shall have no right to request any adjustment to the Purchase Price under this Agreement, and shall proceed under this Agreement and Seller shall, at the Closing, assign to Purchaser Seller’s entire right, title and interest in and to any condemnation award relating thereto, and Purchaser shall have the sole right after the Closing (as between Purchaser and Seller, but subject to the terms of the applicable Lease with respect to any rights of tenant) to negotiate and otherwise deal with the condemning authority in respect of such matter. In the event that the tenant has a right to terminate its Lease as a result of such Condemnation, but the period for tenant’s exercise of such right has not expired and such tenant has not yet affirmatively exercised or declined to exercise such right, then the Property subject to such Condemnation shall be closed in escrow pending the expiration of such period.

6.4 Updated Property Information

From the Effective Date through the Closing Date, if and to the extent that Seller receives from an unaffiliated third-party any additional Property Information not previously provided to Purchaser, or if and to the extent that Seller receives any document, notice or correspondence from an unaffiliated third-party or otherwise obtains actual knowledge from an unaffiliated third-party source of a condition arising after the Effective Date that would render any of the representations and warranties of Seller in Section 9.1 (excluding the representations and warranties contained in Sections 9.1.3 and 9.1.17) untrue if and to the extent remade after the Effective Date, Seller shall promptly so notify Purchaser and deliver all such documents, notices, correspondence or other information in Seller’s possession (“Newly Disclosed Information”). Notwithstanding anything herein to the contrary, Newly Disclosed Information shall not include, and Seller shall have no obligation to provide to Purchaser and no liability for any change in any representation or warranty after the Effective Date, for any matter disclosed in any additional Property Information or other document, notice, correspondence or other information provided by, or any condition attributable to any action or inaction of, Purchaser or any affiliate thereof, and Purchaser shall have no right to an adjustment to the Purchase Price as a result thereof.

(a) From the Effective Date through the Closing Date, if and to the extent that Seller receives any document, notice or correspondence from an unaffiliated third-party or otherwise obtains actual knowledge from an unaffiliated third-party source of a condition arising after the

Effective Date that would change the Base Rent set forth the Rent Roll for any Property or Seller’s representations and warranties in Section 9.1.3 with respect to Base Rent only for any Property, Seller shall promptly so notify Purchaser and deliver all such documents, notices, correspondence or other information in Seller’s possession, together with a reasonable description of the rent and Property affected (“Rent Adjustment Information”). In the event that the Rent Adjustment Information discloses a reduction in the base rent for any Property of fifteen percent (15%) or more (a “Significant Reduction”), in addition to its right to request an adjustment to the Purchase Price pursuant to Section 4.4.3, subject to the following sentence, Purchaser shall be entitled to terminate this Agreement with respect to such Property (or all Properties subject to the McDavid Lease, as applicable) without any liability of Purchaser to Seller. Unless Seller and Purchaser agree to an adjustment to the Purchase Price as a result of such Significant Reduction, Seller shall be entitled to a period of 120 days to negotiate with such tenant or Guarantor with respect to the issue identified in such Rent Adjustment Information in order to resolve such issue to Purchaser’s good faith satisfaction. The Closing solely with respect to the Property (or all of the Properties subject to the McDavid Lease, if applicable) subject to such Rent Adjustment Information shall be extended for up to 120 days pending such resolution. In the event that such issue is not resolved to Purchaser’s good faith satisfaction in said period, then this Agreement shall be terminated with respect to such Property (or all of the Properties subject to the McDavid Lease, if applicable) without any liability of Seller to Purchaser. Notwithstanding anything herein to the contrary, Rent Adjustment Information shall not include, and Seller shall have no obligation to provide to Purchaser and no liability for any change in any representation or warranty after the Effective Date, for any matter disclosed in any document, notice, correspondence or other information provided by, or any matter attributable to any action or inaction of, Purchaser or any affiliate thereof, and Purchaser shall have no right to an adjustment to the Purchase Price as a result thereof.

(b) In the event that a tenant or Guarantor provides to Seller a notice or correspondence after the Effective Date (other than any matter which constitutes Rent Adjustment Information) that would render Seller unable to remake any of the representations in Section 9.1.3(1) or Section 9.1.3(2) as of the Closing Date (a “Tenant/Guarantor Disclosure”), Seller shall promptly notify Purchaser thereof. If Purchaser is unwilling to close with respect to the applicable Property as a result of such Tenant/Guarantor Disclosure (or all of the Properties subject to the McDavid Lease, if applicable), or accept an adjustment to the Purchase Price as a result thereof in accordance with Section 4.4.3, Seller shall be entitled to a period of 120 days to negotiate with such tenant or Guarantor with respect to the issue identified in such Tenant/Guarantor Disclosure in order to resolve such issue to Purchaser’s good faith satisfaction. The Closing solely with respect to the Property (or all of the Properties subject to the McDavid Lease, if applicable) subject to such Tenant/Guarantor Disclosure shall be extended for up to 120 days pending such resolution. In the event that such issue is not resolved to Purchaser’s good faith satisfaction in said period, then this Agreement shall be terminated with respect to such Property (or all of the Properties subject to the McDavid Lease, if applicable) without any liability of Seller to Purchaser. Notwithstanding anything herein to the contrary, Seller shall have no obligation to provide to Purchaser and no liability for any change in any representation or warranty after the Effective Date, for any matter disclosed in any document, notice, correspondence or other information provided by, or any matter attributable to any action or inaction of, Purchaser or any affiliate thereof, and Purchaser shall have no right to an adjustment to the Purchase Price as a result thereof.

ARTICLE 7

CLOSING

7.1 Closing. The consummation of the transaction contemplated herein (“Closing”) shall occur on the Closing Date at the offices of Seller’s counsel (or such other location as may be mutually agreed upon by Seller and Purchaser). Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

7.2 Conditions to Parties’ Obligation to Close. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder are conditioned upon the following:

7.2.1 Representations and Warranties. The other party’s representations and warranties contained herein shall be true and correct in all material respects as of the Effective Date and the Closing Date subject to the provisions of Section 6.4(a) and Section 6.4(c), except that the representations and warranties contained in Section 9.1.3, which shall be true and correct in all respects as of the Closing Date, subject to the provisions of Section 6.4(b) and Section 6.4(c), and the representations and warranties contained in Section 9.1.17, which shall be true and correct in all respects as of the Closing Date, subject to the provisions of Section 6.4(b) and Section 6.4(c), and except for representations and warranties made as of, or limited by, a specific date, which will be true and correct in all material respects as of the specified date or as limited by the specified date other than the Effective Date;

7.2.2 Deliveries. As of the Closing Date, the other party shall have tendered all deliveries to be made at Closing; and

7.2.3 Actions, Suits, etc. There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect that party’s ability to perform its obligations under this Agreement.

7.2.4 Other Conditions for the Benefit of Purchaser. In addition to all other conditions set forth herein, the obligation of Purchaser to consummate the transaction contemplated hereunder is conditioned upon:

(1) The delivery of the Title Policy in accordance with Section 5.2;

(2) The delivery of a certification from Seller of the items set forth in subsections (i) – (iii) of Section 4.1.1 hereof in the form attached hereto as Exhibit P; and

(3) The non-occurrence of the events set forth in Section 12.20 herein.

So long as a party is not in default hereunder, if any condition to such party’s obligation to proceed with the Closing hereunder has not been satisfied in any material respect as of the Closing Date (or such earlier date as is provided herein), subject to any applicable notice and cure periods provided in Sections 10.1 and 10.2, such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date (or such earlier date as is provided herein), or elect to close (or to permit any such earlier termination deadline to pass) notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. In the event such party elects to close (or to permit any such earlier termination deadline to pass), notwithstanding the non-satisfaction of such condition, said party shall be deemed to have waived said condition, and there shall be no liability on the part of any other party hereto for breaches of representations and warranties of which the party electing to close had knowledge at the Closing.

7.3 Seller’s Deliveries in Escrow. As of or prior to the Closing Date, Seller shall deliver in escrow to Escrow Agent the following:

7.3.1 Deed. A special warranty deed substantially in the form of Exhibit B hereto (or other limited warranty deed, as Seller’s local counsel or Title Company shall advise, warranting title only against any party claiming by, through or under Seller) in form acceptable for recordation under the law of the state where the Property is located and including a list of Permitted Exceptions to which the conveyance shall be subject, executed and acknowledged by Seller, conveying to Purchaser Seller’s interest in the Real Property (the “Deed”);

7.3.2 Bill of Sale, Assignment and Assumption. A Bill of Sale, Assignment and Assumption of Contracts in the form of Exhibit C hereto (the “Assignment”), executed and acknowledged by Seller, vesting in Purchaser, without warranty (except as expressly provided herein and therein), Seller’s right, title and interest in and to the property described therein free of any claims, except for the Permitted Exceptions to the extent applicable;

7.3.3 Conveyancing or Transfer Tax Forms or Returns. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Seller by applicable state and local law in connection with the conveyance of the Real Property;

7.3.4 FIRPTA. A Foreign Investment in Real Property Tax Act affidavit in the form of Exhibit D hereto executed by Seller;

7.3.5 Assignment of Lease and Guaranty. An Assignment and Assumption of Lease and Guaranty in the form of Exhibit E hereto (the “Lease Assignment”), executed and acknowledged by Seller, vesting in Purchaser, without warranty (except as expressly provided herein and therein), Seller’s right, title and interest in and to the Leases described on Schedule 2.1.2 and the Guaranty;

7.3.6 Authority. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the underwriter for the Title Policy;

7.3.7 Additional Documents. A owner’s title affidavit executed by Seller in the form attached hereto as Exhibit N and any additional documents that Purchaser, Escrow

Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement, including without limitation a customary “gap” indemnity; provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement; and provided further that Seller shall not be obligated to ensure satisfaction of all requirements of the Title Company for the deletion of the creditors rights exclusion but rather shall be obligated to use reasonable efforts to satisfy such requirements;

7.3.8 Tenant Estoppel Certificate. A reliance letter in favor of Purchaser from each tenant substantially in the form attached hereto as Exhibit O, with no adverse exceptions or modifications thereto except Permitted Modifications, and of substance consistent with the representations made by the tenants in the Tenant Estoppels except for Permitted Modifications (“Reliance Letter”), for each estoppel certificate from each tenant in favor of Seller’s prospective lender substantially in the form attached hereto as Exhibit F with no adverse exceptions thereto except Permitted Modifications, and of substance consistent with the representations made by Seller except for Permitted Modifications (such Reliance Letters and estoppel certificates being collectively referred to herein as the “Tenant Estoppels”) and an estoppel certificate from Guarantor substantially in the form attached hereto as Exhibit F with no adverse exceptions thereto, and of substance consistent in all material respects with the representations made by Seller (estoppel certificates being collectively referred to herein as the “Guarantor Estoppels”, and together with the Tenant Estoppels, the “Estoppels”, and each individually, an “Estoppel”); provided that, so long as Seller has timely and properly requested the Estoppels, if Seller shall be unable to deliver either or both Estoppel(s) due to tenant’s or Guarantor’s (as applicable) failure to provide such Estoppel, then Seller shall not be in default hereunder for failing to deliver the Estoppels; provided further, that in such event, Seller agrees to use commercially reasonable efforts to obtain the Estoppels, provided, however, that Seller shall not be obligated to (i) declare a default under either the applicable Lease or the Guaranty or (ii) commence a legal action for enforcement of either the applicable Lease or the Guaranty. For purposes of this Section 7.3.8, “Permitted Modifications” shall mean only (i) the addition of so-called “knowledge” qualifiers as to non-monetary information (other than the commencement and expiration dates), (ii) certification of documents ancillary to the lease or guaranty documents that are less inclusive that those set forth on Schedule 2.1.2, and (iii) form (but not substance) changes (e.g., identifying disclosures on an exhibit rather than in the text of the document);

7.3.9 Escrow Agreement. If required pursuant to Section 4.4 hereof, the Escrow Agreement executed by Seller; and

7.3.10 Assignment and Assumption of Purchase Contract. An Assignment and Assumption Agreement in the form of Exhibit L hereto (the “Contract Assignment”), executed by Seller conveying Seller’s right, title and interest in and to the Purchase Contracts.

7.3.11 Closing Certificate. A closing certificate in the form of Exhibit Q hereto (the “Closing Certificate”), executed by Seller that the representations and warranties of Seller are true and correct in all material respects as of the Closing Date (except as provided in the ultimate sentence of any of Section 6.4(a), Section 6.4(b) or Section 6.4(c)), subject to update only for Newly Disclosed Information (except that the representations and warranties contained in Section 9.1.3, which shall be true and correct in all respects as of the Closing Date, subject to update only for Rent Adjustment Information, and the representations and warranties contained in Section 9.1.17, which shall be true and correct in all respects as of the Closing Date, subject to update only for Rent Adjustment Information.

7.4 Purchaser’s Deliveries in Escrow. As of or prior to the Closing Date, Purchaser shall deliver in escrow to Escrow Agent the following:

7.4.1 Bill of Sale, Assignment and Assumption. The Assignment, executed and acknowledged by Purchaser;

7.4.2 ERISA Letter. A letter to Seller in the form of Exhibit G hereto duly executed by Purchaser, confirming that Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) and, in the event Purchaser is unable or unwilling to make such a representation, Purchaser shall be deemed to be in default hereunder, and Seller shall have the right to terminate this Agreement and to receive and retain the Earnest Money;

7.4.3 Conveyancing or Transfer Tax Forms or Returns. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Purchaser by applicable state and local law in connection with the conveyance of the Real Property;

7.4.4 Authority. Evidence of the existence, organization and authority of Purchaser and of the authority of the persons executing documents on behalf of Purchaser reasonably satisfactory to the underwriter for the Title Policy;

7.4.5 Additional Documents. Any additional documents that Seller, Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth in this Agreement);

7.4.6 Escrow Agreement. If required pursuant to Section 4.4 hereof, the Escrow Agreement executed by Purchaser;

7.4.7 Lease Assignment and Assumption. The Lease Assignment, executed and acknowledged by Purchaser; and

7.4.8 Contract Assignment and Assumption. The Contract Assignment, executed and acknowledged by Purchaser.

7.5 Closing Statements. As of or prior to the Closing Date, Seller and Purchaser shall deposit with Escrow Agent executed closing statements consistent with this Agreement in the form required by Escrow Agent.

7.6 Purchase Price. At or before Noon Eastern Daylight Saving Time on the Closing Date, and provided all closing deliverables have been escrowed with Escrow Agent at least one

(1) Business Day prior to the Closing Date, Purchaser shall deliver to Escrow Agent the Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations and any adjustment to the Purchase Price made in accordance with the terms of this Agreement, in immediate, same-day U.S. federal funds wired for credit into Escrow Agent’s escrow account, which funds must be delivered in a manner to permit Escrow Agent to deliver good funds to Seller or its designee on the Closing Date (and, if requested by Seller, by wire transfer); in the event that Escrow Agent is unable to deliver good funds to Seller or its designee on the Closing Date, less any Escrow Amount, then the closing statements and related prorations will be revised as necessary.

7.7 Possession. Seller shall deliver possession of the Property to Purchaser at the Closing subject only to the Permitted Exceptions, the Unrecorded Agreements and the Purchase Contracts.

7.8 Delivery of Books and Records. After the Closing, Seller shall deliver to the offices of Purchaser: (i) original Lease Files; (ii) License Agreements, (iii) to the extent in Seller’s possession: (a) maintenance records and warranties; (b) plans and specifications; (c) licenses, permits and certificates of occupancy; (d) copies or originals of all books and records of account, contracts, and copies of correspondence with tenants and suppliers; (e) advertising materials; (f) booklets; and (g) keys.

7.9 Notice to Tenants. Seller and Purchaser shall each execute, and Purchaser shall deliver to each tenant immediately after the Closing, a notice regarding the sale in substantially the form of Exhibit H hereto, or such other form as may be required by applicable state law. This obligation on the part of Purchaser shall survive the Closing.

7.10 Notice under Purchase Contracts. Seller and Purchaser shall each execute, and Seller shall deliver to each purchaser under a Purchase Contract, immediately after the Closing, a notice regarding the sale of Seller’s interest in the Purchase Contracts in substantially the form of Exhibit M hereto, or such other form as may be required by applicable state law. This obligation on the part of Seller shall survive the Closing.

ARTICLE 8

PRORATIONS, DEPOSITS, COMMISSIONS

8.1 Prorations. At Closing, the “Base Rent”, as defined in the Leases, shall be prorated as of the Closing Date, it being understood that for purposes of prorations and adjustments, Purchaser shall be deemed the owner of the Property on the Closing Date. The parties hereto acknowledge that each Lease is an absolutely net lease, whereby the tenant thereunder pays all costs and expenses relating to the Property, and, therefore, except with respect to Base Rent as described above, there are no other items to be prorated pursuant hereto. Purchaser shall look solely to the tenant under each Lease for payment of all such other items customarily prorated as of a closing.

8.2 Leasing Costs. Seller agrees to pay or discharge at or prior to Closing all leasing commissions, costs for tenant improvements, lease buyout costs, moving allowances, design allowances, legal fees and other costs, expenses and allowances incurred in order to induce a tenant to enter into a Lease or Lease renewal or extension or to induce a licensee to enter into a License Agreement (collectively, “Leasing Costs”) except for Leasing Costs created by Purchaser, if any, with respect to Leases and License Agreements in force as of or prior to the Effective Date;

8.3 Closing Costs. Closing costs shall be allocated between Seller and Purchaser in accordance with Section 1.2.

8.4 Final Adjustment After Closing. If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 8.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing. Payments in connection with the final adjustment shall be due within 30 days of written notice. All such rights and obligations shall survive the Closing.

8.5 Deposits. All tenant and licensee security deposits, and all earnest money security deposits collected and not applied by Seller, including without limitation, any earnest money deposits under the Purchase Contracts (and interest thereon if required by law or contract) shall be transferred or credited to Purchaser at Closing. As of the Closing, Purchaser shall assume Seller’s obligations related to tenant and licensee security deposits and earnest money deposits, but only to the extent they are credited or transferred to Purchaser.

8.6 Commissions. Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby, and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any other person or entity claiming by, through or under Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys’ fees and litigation costs) arising as a result of such claims and shall survive the Closing.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1 Seller’s Representations and Warranties. Seller represents and warrants to Purchaser as of the Effective Date that:

9.1.1 Organization and Authority. Seller has been duly organized, is validly existing, and is in good standing in the state in which it was formed. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be executed by Seller at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

9.1.2 Conflicts and Pending Actions. Other than the Purchase Contracts, both of which Purchaser is assuming at Closing, and the April 23, 2008 Contract, which Seller shall terminate or permit to be terminated at or prior to Closing, there is no agreement to which Seller is a party or, to Seller’s knowledge, that is binding on Seller which is in conflict with this Agreement. There is no action or proceeding pending or, to Seller’s knowledge, threatened against Seller or relating to the Property, which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement.

9.1.3 Tenant Leases. Except as a Lease may be amended pursuant to Section 6.1.4, Schedule 2.1.2 lists all Leases, Guaranties, and all tenants of the Property and all guarantors of such tenants, and the Lease Files include true and complete copies of all leases, guaranties and amendments and waiver letters thereto with respect to the Property. There are no letters of credit or security deposits under the Leases with respect to the Property. All Leases and the Guaranty are currently in full force and effect.

(1) The documents contained in the Lease Files set forth the entire agreements between Seller and the tenants relating to the leasing or occupancy of the Property (or any portion thereof), and there are no other agreements, written or oral, relating to the leasing or occupancy of the Property or any portion thereof. Seller has not assigned the Leases or its interest therein to any third party (except for assignments in connection with Seller’s financing which shall be released at Closing).

(2) Seller has not given to any tenant nor received from any tenant any written notice of default that remains uncured under any of the Leases (it being acknowledged and agreed that Seller has not provided the tenant with a notice of default with respect to the failure to obtain consent for the Nalley Lexus Work). Seller has not given to any Guarantor nor received from any Guarantor any written notice of default that remains uncured under the Guaranty. No notice of termination has been given by Seller or received from any tenant with respect to the Leases.

(3) No tenant has prepaid any rent under its Lease more than one month in advance for any period attributable to after the Closing Date. Between the date hereof and the Closing, Seller shall not accept any attempted prepayment of rent for more than one month in advance.

(4) Seller has received no notice from a tenant asserting any claim against Seller or a right of setoff under the Leases.

(5) Seller has not entered any unexpired agreement to provide funding or monetary advances to any tenant.

(6) Seller has not received any written notice of Tenant’s intention to substitute a property pursuant to any Substitution Agreement entered into between Seller and Purchaser. Between the date hereof and the Closing, Seller shall not agree to any request to substitute a property pursuant to any Substitution Agreement entered into between Seller and Purchaser. Notwithstanding the foregoing, Seller shall promptly provide to Purchaser any request for substitution received from a tenant in accordance with Section 6.4, but so long as Seller does not agree thereto, the mere receipt of such request shall not give rise to a default under this Agreement.

(7) Leasing Commissions. There are no unpaid Leasing Costs or installments thereof or sales commissions owed now or in the future by Seller in connection with the Leases or the Properties except for Leasing Costs created by, through, or under Purchaser, if any.

(8) Excluded Property. A true, complete, and correct list of all “Excluded Property” as defined in the Leases as of the date of such Leases is attached hereto as Schedule 9.1.3(8). Seller has not delivered written consent to any tenant request to treat other property “Excluded Property”.

(9) Right of First Offers. Except as expressly set forth in the Leases and except for the Purchase Contracts and the April 23, 2008 Contract (which Seller shall terminate or permit to be terminated at or prior to Closing), Seller has not entered into any written agreement granting any person the right or option to acquire any Property or Seller’s interest in any of the Leases.

(10) Put Option. Seller has not delivered written notice of its election to sell the Nalley Truck Property to tenant under Section 26.1 of the McDavid Lease.

(11) Change in Control Purchase Option. Seller has not received any written notice from tenant exercising its option to purchase the Property under Section 17.10 of the McDavid Lease.

(12) No release or waiver has been given by Seller to any Guarantor of any Lease.

(13) Intentionally Omitted.

(14) Attached hereto as Schedule 9.1.3(14) is a true, complete, and correct copy of the form lease attached as Exhibit 6.1(g)(2) to the Original Acquisition Purchase Agreements.

9.1.4 License Agreements. To Seller’s knowledge, the list of License Agreements attached hereto as Schedule 9.1.4 is true, complete, and correct in all material respects.

9.1.5 Notices from Governmental Authorities. Seller has not received from any governmental authority written notice, nor does Seller have knowledge, of any material violation of any laws applicable (or alleged to be applicable) to the Real Property, or any part thereof, that has not been corrected, except as may be reflected by the Property Documents or otherwise disclosed in writing to Purchaser.

9.1.6 Prohibited Persons and Transactions. Neither Seller nor any of its commonly-controlled affiliates, nor any of their respective officers or directors, is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

9.1.7 Defaults. To Seller’s knowledge, no default exists under any License Agreement.

9.1.8 Condemnation. Seller has not received from any governmental authority written notice, nor does Seller have knowledge of, any eminent domain proceedings that is pending or contemplated with respect to the Real Property except as set forth on Schedule 6.3 hereto.

9.1.9 Franchise Defaults. Seller has received no written notice of any default by a tenant under a franchise agreement affecting the Property.

9.1.10 Litigation. Seller has received no written notice of any material lawsuit relating to the Leases, the Property or the Guaranty, except as set forth on Schedule 9.1.10. Seller is not a party to any litigation.

9.1.11 Purchase Contracts.

(1) Except for the April 23, 2008 Contract (which Seller shall terminate or permit to be terminated at or prior to Closing), Seller has not entered into any contract to sell any Real Property other than the Purchase Contracts.

(2) The Purchase Contracts and that certain Request for Consent to Sublease and Sale and Affirmation of Obligations dated January     , 2008 (undated) set forth the entire agreements between Seller and each purchaser thereunder relating to the subject matter thereof, and there are no other agreements, written or oral, relating to the subject of the Purchase Contracts. The Coggin Kia Purchase Contract is in full force and effect. If executed, as of the Closing Date, the Crown Volvo Purchase Contract will be in full force and effect.

(3) Seller has not received nor delivered any written notice required or permitted under the Purchase Contracts.

(4) The purchaser under the Coggin Kia Purchase Contract has posted with the escrow agent under the Coggin Kia Purchase Contract the following earnest money deposit: $100,000. If executed, as of the Closing Date, the purchaser under the Crown Volvo Purchase Contract will have post with the escrow agent under the Crown Volvo Purchase Contract the following earnest money deposit: $50,000.

(5) Seller no knowledge of any default under the Purchase Contracts.

9.1.12 Easements. Seller has received no written notice of any easements or similar agreements affecting the Real Property that are not indicated on the Survey or Title Commitment being delivered pursuant to this Agreement except as set forth on Schedule 9.1.12 (collectively, the “Unrecorded Agreements”). Between the date hereof and the Closing, Seller shall not agree to agree to any easements or similar agreements without the prior written consent of Purchaser. Seller has not received notice, nor does Seller have knowledge, of any material violation of any Unrecorded Agreements.

9.1.13 Covenants, Conditions, and Restrictions. Seller has not received written notice, nor does Seller have knowledge, of any material violation of any recorded covenants, conditions, or restrictions affecting the Property.

9.1.14 Environmental Claims. Except as disclosed in the Property Information delivered to Purchaser prior to the Effective Date or on Schedule 9.1.14 attached hereto, during Seller’s ownership of the Property, there have not been and there are not now pending or, to Seller’s knowledge, threatened: (i) claims, complaints, notices, or requests for information received by Seller with respect to any alleged violation of any Environmental Law with respect to the Property; or (ii) claims, complaints, notices, or requests for information received by Seller regarding potential or alleged liability under any Environmental Law with respect to the Property. “Environmental Law” shall mean any present and future law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Property and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and any so-called “Super Fund” or “Super Lien” law, any law requiring the filing of reports and notices relating to Hazardous Materials, environmental laws administered by the Environmental Protection Agency, and any similar state and local laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).

9.1.15 Property Information. True, correct and complete copies of the Property Information, including, without limitation, the Rent Roll, have been delivered or made available to Purchaser as required pursuant to Section 4.1.

9.1.16 Material Correspondence. The Lease Files include true and complete copies of all material correspondence with tenants and Guarantor.

9.1.17 Rent Roll. The Rent Roll attached hereto as Schedule 9.1.17 is true, complete, and correct.

9.2 Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that:

9.2.1 Organization and Authority. Purchaser has been duly organized and is validly existing as a corporation in good standing in the State of Delaware and is qualified to do business in each state in which any portion of the Real Property is located. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

9.2.2 Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.

9.2.3 ERISA. Purchaser is not an employee benefit plan (a “Plan”) subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), assets of a Plan are not being used to acquire the Property, Purchaser is not a “party in interest” (as that term is defined in Section 3(14) of ERISA) with respect to any Plan that is an investor in Seller, and Purchaser’s acquisition of the Property will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

9.2.4 Prohibited Persons and Transactions. Neither Purchaser nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

9.2.5 Availability of Funds. Purchaser currently has available and will at the Closing have available sufficient funds to pay the Purchase Price and to pay any and all other amounts payable by Purchaser pursuant to this Agreement and to effect the transactions contemplated hereby.

9.3 Survival of Representations and Warranties. The representations and warranties set forth in this Article 9 are made as of the Effective Date and are remade as of the Closing Date (subject to update only for Newly Disclosed Information or Rent Adjustment Information as provided in Section 6.4(a) and Section 6.4 (b), and subject to the terms of the ultimate sentence of each of Section 6.4(a), Section 6.4(b) or Section 6.4(c)) and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of nine (9) months with respect to all representations and warranties other than those set forth in Section 8.6 and Section 9.1.3(7) (which shall survive indefinitely) (the “Survival Period”); provided, however, that such representations and warranties shall automatically terminate if (a) prior to the Closing, Purchaser assigns this Agreement in violation of Section 12.1 or (b) following the Closing, any direct or indirect transfer, assignment, conveyance or sale of the Property or any ownership interest in Purchaser occurs other than a conveyance to an affiliate of Purchaser (or a subsidiary of Purchaser’s sole owner) or in connection with a financing of the Property by Purchaser. Terms such as “to Seller’s knowledge,” “to the best of Seller’s knowledge” or like phrases mean the actual present and conscious awareness or knowledge of Mary-Beth Roselle, Stephen Spencer or Vernon Schwartz (“Seller’s Representatives”), without any duty of inquiry or investigation; provided that so qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of Seller’s Representatives, or any of them, or any other officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein. Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller. Each party shall have the right to bring an action against the other on the breach of a representation or warranty or covenant hereunder or in the documents executed by Seller and delivered to Purchaser at the Closing, but only on the following conditions: (1) the party bringing the action for breach first learns of the breach after Closing and gives written notice of such breach to the other party before the end of the Survival Period and files such action on or before the first day following the second anniversary of the Closing Date, and (2) neither party shall have the right to bring a cause of action for a breach of a representation or warranty or covenant unless the damage to such party on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $50,000, and then only to the extent of such excess. Neither party shall have any liability after Closing for the breach of a representation or warranty or covenant hereunder of which the other party hereto had knowledge as of Closing. Notwithstanding any other provision of this Agreement, any agreement contemplated by this Agreement, or any rights which Purchaser might otherwise have at law, equity, or by statute, whether based on contract or some other claim, Purchaser agrees that the aggregate liability of Seller to Purchaser will be limited to $10,000,000. In no event shall Purchaser have the right to seek, claim or obtain consequential, special or punitive damages against Seller. Any written notice of a claim under this Section 9.3 shall be given in good faith and shall set forth with reasonable specificity the basis for such claim. The provisions of this Section 9.3 shall survive the Closing. Any breach of a representation or warranty or covenant that occurs prior to Closing shall be governed by Article 10.

ARTICLE 10

DEFAULT AND REMEDIES

10.1 Seller’s Remedies. If Purchaser fails to consummate the purchase of the Property pursuant to this Agreement or otherwise defaults on its obligations hereunder at or prior to Closing in any material respect for any reason except failure by Seller to perform hereunder, or if prior to Closing any one or more of Purchaser’s representations or warranties are breached in any material respect, and such default or breach is not cured by the fifth (5th) Business Day after written notice thereof from Seller (except no notice or cure period shall apply if Purchaser fails to consummate the purchase of the Property hereunder), Seller shall be entitled, as its sole remedy (except as provided in Sections 4.10, 8.6, 10.3 and 10.4 hereof), to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller’s damages resulting from Purchaser’s default are difficult, if not impossible, to determine and the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain. Notwithstanding anything in this Section 10.1 or in Exhibit I to the contrary, in the event of Purchaser’s default or a termination of this Agreement, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property, and in said event Seller shall not be required to submit such matter to arbitration as contemplated by Exhibit I. In all other events Seller’s remedies shall be limited to those described in this Section 10.1 and Sections 4.10, 8.6, 10.3 and 10.4 hereof. If Closing is consummated, Seller shall have all remedies available at law or in equity in the event Purchaser fails to perform any obligation of Purchaser under this Agreement. IN NO EVENT SHALL PURCHASER’S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, MEMBERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE. The Closing Date shall be extended, if applicable, to provide the cure period set forth in the first sentence hereof.

10.2 Purchaser’s Remedies. If Seller fails to consummate the sale of the Property pursuant to this Agreement or otherwise defaults on its obligations hereunder at or prior to Closing in any material respect for any reason except failure by Purchaser to perform hereunder, or if prior to Closing any one or more of Seller’s representations or warranties are breached in any material respect, and such default or breach is not cured by the fifth (5th) Business Day after written notice thereof from Purchaser (Purchaser hereby agreeing to give such written notice to Seller within one Business Day after Purchaser first learns of any such default or breach by Seller, except no notice or cure period shall apply if Seller fails to consummate the sale of the Property hereunder), Purchaser shall elect, as its sole remedy, either to (a) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and recover the Earnest Money and reimbursement from Seller of the actual reasonable out-of-pocket expenses incurred by Purchaser (but in no event to exceed $500,000) and paid (i) to Purchaser’s attorneys in connection with the negotiation of this Agreement and the review and analysis of the Property Information and (ii) to unrelated and unaffiliated third party consultants and travel providers in connection with the performance of examinations, inspections and/or investigations pursuant to Article 4, (b) recover the Earnest Money and enforce specific performance to consummate the sale of the Property hereunder, or (c) waive said failure or breach and proceed to Closing without any reduction in the Purchase Price. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before ten Business Days following the scheduled Closing Date or, having given such notice, fails to file a lawsuit asserting such claim or cause of action in the county in which the Property is located within two months following the scheduled Closing Date. Purchaser’s remedies shall be limited to those described in Section 8.6 or this Section 10.2 and Sections 10.3 and 10.4 hereof. If, however, the equitable remedy of specific performance is not available to Purchaser due to Seller’s frustration of Purchaser’s attempt therefor (as finally determined by a court of law or pursuant to arbitration in accordance with the terms of Exhibit I hereto), Purchaser shall be entitled to liquidated damages from Seller in the amount of $10,000,000 as liquidated damages and not as penalty, in full satisfaction of claims against Seller hereunder. IN NO EVENT SHALL SELLER’S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, MEMBERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE. The Closing Date shall be extended, if applicable, to provide the cure period set forth in the first sentence hereof.

10.3 Attorneys’ Fees. In the event either party hereto employs an attorney in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including reasonable attorneys’ fees, incurred in connection with such claims.

10.4 Other Expenses. If this Agreement is terminated due to the default of a party as provided in Section 10.1 or Section 10.2, then the defaulting party shall pay any fees or charges due to Escrow Agent for holding the Earnest Money as well as any escrow cancellation fees or charges and any fees or charges due to the Title Company for preparation and/or cancellation of the Title Commitment.

ARTICLE 11

DISCLAIMERS, RELEASE AND INDEMNITY

11.1 Disclaimers By Seller. Except as expressly set forth in this Agreement and any document executed by Seller and delivered to Purchaser at Closing, it is understood and agreed that Seller and Seller’s agents or employees have not at any time made and are not now making, and they specifically disclaim, any warranties, representations or guaranties of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties, representations or guaranties as to (a) matters of title (other than Seller’s special warranty of title to be contained in the Deed), (b) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of the Property, (c) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (d) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (e) drainage, (f) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (g) the presence of endangered species or any environmentally sensitive or protected areas, (h) zoning or building entitlements to which the Property or any portion thereof may be subject, (i) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (j) usages of adjoining property, (k) access to the Property or any portion thereof, (l) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (m) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (n) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (o) any other matter affecting the stability and integrity of the Property, (p) the potential for further development of the Property, (q) the merchantability of the Property or fitness of the Property for any particular purpose, (r) the truth, accuracy or completeness of the Property Documents, (s) tax consequences, or (t) any other matter or thing with respect to the Property.

11.2 Sale “As Is, Where Is”. Purchaser acknowledges and agrees that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Property “AS IS, WHERE IS, WITH ALL FAULTS,” except to the extent expressly provided otherwise in this Agreement and any document executed by Seller and delivered to Purchaser at Closing. Except as expressly set forth in this Agreement and any document executed by Seller and delivered to Purchaser at Closing, Purchaser has not relied and will not rely on, and Seller has not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, Property information packages distributed with respect to the Property) made or furnished by Seller, or any property manager, real estate broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that, except as expressly set forth in this Agreement and any document executed by Seller and delivered to Purchaser at Closing, it is relying solely on its own expertise and that of Purchaser’s consultants in purchasing the Property and shall make an independent verification of the accuracy of any documents and information provided by Seller. Purchaser will conduct such inspections and investigations of the Property as Purchaser deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same. By failing to deliver a Purchase Price Adjustment Notice as permitted or required in this Agreement, Purchaser acknowledges that Seller has afforded Purchaser a full opportunity to conduct such investigations of the Property as Purchaser deemed necessary to satisfy itself as to the condition of the Property and the existence or non-existence or curative action to be taken with respect to any Hazardous Materials on or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement and any document executed by Seller and delivered to Purchaser at Closing. Upon Closing, Purchaser shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by

Purchaser’s inspections and investigations. Purchaser hereby represents and warrants to Seller that: (a) Purchaser is represented by legal counsel in connection with the transaction contemplated by this Agreement; and (b) Purchaser is purchasing the Property for business, commercial, investment or other similar purpose and not for use as Purchaser’s residence. The acknowledgments and representations of Purchaser shall survive the Closing and the delivery of the Deed. Purchaser waives any and all rights or remedies it may have or be entitled to, deriving from disparity in size or from any significant disparate bargaining position in relation to Seller.

11.3 Seller Released from Liability. Purchaser acknowledges that it will have the opportunity to inspect the Property during the Inspection Period, and during such period, observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Property and adjacent areas as Purchaser deems necessary, and, except as expressly provided in this Agreement and any other document executed by Seller and delivered to Purchaser at Closing, Purchaser hereby FOREVER RELEASES AND DISCHARGES Seller from all responsibility and liability, including without limitation, liabilities and responsibilities for the lessor’s obligations under the Leases relating to the physical, environmental or legal compliance status of the Property, whether arising before or after the Effective Date, and liabilities under the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended (“CERCLA”), regarding the condition, valuation, salability or utility of the Property, or its suitability for any purpose whatsoever (including, but not limited to, with respect to the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property). Except as expressly provided in this Agreement and any other document executed by Seller and delivered to Purchaser at Closing, Purchaser further hereby WAIVES (and by Closing this transaction will be deemed to have WAIVED) any and all objections and complaints (including, but not limited to, federal, state and local statutory and common law based actions, and any private right of action under any federal, state or local laws, regulations or guidelines to which the Property is or may be subject, including, but not limited to, CERCLA) concerning the physical characteristics and any existing conditions of the Property, including, without limitation, the lessor’s obligations under the Leases relating to the physical, environmental or legal compliance status of the Property, whether arising before or after the Effective Date. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation. If and only if (1) Purchaser is named in any litigation or proceeding, or threat of litigation or proceeding, brought by a party unrelated to Purchaser for any liability or claim related to the Property during Seller’s period of ownership of the Property arising under the CERCLA or any other cause of action based on any other Environmental Statute, and (2) the Environmental Indemnity Condition (as defined below) remains in effect, then such waiver and release provided under the prior sentence shall not apply to the extent that the subject matter of the litigation or proceeding relates to an environmental condition arising during Seller’s period of ownership of the Property and

Purchaser may join Seller in such litigation or proceeding; provided, however, that Purchaser may proceed with such prosecution against Seller only at such time as (A) Purchaser has fully prosecuted such claim against the applicable tenant and Guarantor to the point where a final, non-appealable judgment in any such proceeding is obtained, and then only to the extent such claim is not fully paid for and satisfied out of such judgment, (B) Purchaser has not waived any of its rights or failed to fully pursue its claims against applicable tenant and Guarantor pursuant to the terms of the applicable Lease and the Guaranty, respectively, and (C) the Environmental Indemnity Condition remains in effect. For the purposes of this Section 11.3, the term “Environmental Indemnity Condition” shall mean that the indemnity provisions of the Lease and the Guaranty shall not have been amended or waived in any way to reduce or waive the Landlord’s (as defined in the applicable Lease) right to indemnification as such right is in effect as of the Closing Date. The provisions of this paragraph shall survive the Closing or any earlier termination of this Agreement.

11.4 “Hazardous Materials” Defined. For purposes hereof, “Hazardous Materials” means “Hazardous Material,” “Hazardous Substance,” “Pollutant or Contaminant,” and “Petroleum” and “Natural Gas Liquids,” as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials.

11.5 Indemnity. Purchaser agrees to indemnify, defend and hold Seller harmless of and from any and all liabilities, claims, demands, and expenses of any kind or nature which accrue after Closing and which are in any way related to the ownership, maintenance, or operation of the Property by Purchaser and its successors and assigns, including, without limitation, in connection with Hazardous Materials; provided, however, that Purchaser shall be under no obligation to indemnify Seller for any matter which is the subject of an intentional misrepresentation by Seller in this Agreement or any other document executed by Seller and delivered to Purchaser at Closing.

11.6 Survival. The terms and conditions of this Article 11 shall expressly survive the Closing, not merge with the provisions of any closing documents, including without limitation the Deed.

Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth above.

ARTICLE 12

MISCELLANEOUS

12.1 Parties Bound; Assignment. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Purchaser may assign its rights under this Agreement upon the following conditions: (a) the assignee of Purchaser must be an entity controlling, controlled by, or under common control with Purchaser, (b) all of the Earnest Money must have been delivered in accordance herewith, (c) the Inspection Period shall have (or be deemed to have) ended and no Purchase Price Adjustment Notice shall have been delivered, (d) the assignee of Purchaser shall assume all obligations of Purchaser hereunder, but Purchaser shall remain primarily liable for the performance of Purchaser’s obligations, (e) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller at least three Business Days prior to Closing, and (f) the requirements in Section 12.17 are satisfied. Purchaser may also assign this Agreement if and to the extent assignment is expressly permitted pursuant to a separate written agreement between Purchaser and Seller.

12.2 Headings. The article, section, subsection, paragraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

12.3 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

12.4 Governing Law. This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. Each of Purchaser and Seller hereby (i) irrevocably submits to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State, City and County of New York for the purpose of any action or proceeding arising out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a New York state court or federal court located in the State, City and County of New York. Each of Purchaser and Seller hereby consents to and grants any such court jurisdiction over the person of such party and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12.10, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof on such party.

12.5 Survival. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing (other than any unfulfilled closing conditions which have been waived or deemed waived by the other party) shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

12.6 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought. All Schedules and Exhibits hereto are incorporated herein by this reference for all purposes.

12.7 Time. Time is of the essence in the performance of this Agreement.

12.8 Confidentiality. Prior to Closing, Purchaser shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, without the prior written specific consent of Seller; provided, however, that Purchaser may, subject to the provisions of Section 4.7, make disclosure of this Agreement to its Permitted Outside Parties as necessary to perform its obligations hereunder and as may be required under laws or regulations applicable to Purchaser.

12.9 No Electronic Transactions. The parties hereby acknowledge and agree this Agreement shall not be executed, entered into, altered, amended or modified by electronic means. Without limiting the generality of the foregoing, the parties hereby agree the transactions contemplated by this Agreement shall not be conducted by electronic means, except as specifically set forth in the “Notices” section of this Agreement.

12.10 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Section 1.3. Any such notices shall, unless otherwise provided herein, be given or served (a) by depositing the same in the United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (b) by overnight delivery using a nationally recognized overnight courier, (c) by personal delivery, (d) by facsimile transmission during normal business hours with a confirmation copy delivered by another method permitted under this Section 12.10, or (e) by electronic mail addressed to the electronic mail address set forth in Section 1.3 for the party to be notified with a confirmation copy delivered by another method permitted under this Section 12.10. Notice given in accordance herewith for all permitted forms of notice other than by electronic mail, shall be effective upon the earlier to occur of actual delivery to the address of the addressee or refusal of receipt by the addressee. Notice given by electronic mail in accordance herewith shall be effective upon the entrance of such electronic mail into the information processing system designated by the recipient’s electronic mail address. Except for facsimile and electronic mail notices as described above, no notice hereunder shall be effective if sent or delivered by electronic means. In no event shall this Agreement be altered, amended or modified by electronic mail or electronic record. A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to the Seller shall be deemed given by Seller.

12.11 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

12.12 Calculation of Time Periods; Business Day. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a Business Day, in which event the period shall run until the end of the next day which is a Business Day. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time in New York, New York. As used herein, the term “Business Day” means any day that is not a Saturday, Sunday or legal holiday for national banks in the city of New York, New York.

12.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages, provided that executed originals thereof are forwarded to the other party on the same day by any of the delivery methods set forth in Section 12.10 other than facsimile.

12.14 No Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum or affidavit by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon Seller shall have the remedies set forth in Section 10.1 hereof. In addition to any such remedies, Purchaser shall be obligated to execute an instrument in recordable form releasing this Agreement or memorandum or affidavit, and Purchaser’s obligations pursuant to this Section 12.14 shall survive any termination of this Agreement as a surviving obligation.

12.15 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

12.16 Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

12.17 ERISA. Under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller’s sale of the Property to such person or entity would, in the reasonable opinion of Seller’s ERISA advisors or consultants, create or otherwise cause a “prohibited transaction” under ERISA. In the event Purchaser assigns this Agreement or transfers any ownership interest in Purchaser, and such assignment or transfer would make the consummation of the transaction hereunder a “prohibited transaction” under ERISA and necessitate the termination of this Agreement then, notwithstanding any contrary provision which may be contained herein, Seller shall have the right to terminate this Agreement.

12.18 No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing, except that a tenant of the Property may enforce Purchaser’s indemnity obligation under Section 4.10 hereof.

12.19 Reporting Person. Purchaser and Seller hereby designate the Title Company as the “reporting person” pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986, as amended.

12.20 Bankruptcy/Guaranty Default or Termination. Notwithstanding anything to the contrary contained herein, in the event that on the last Business Day prior to the Closing Date (i) there exists an undismissed bankruptcy or insolvency proceeding against Seller or, unless Purchaser is an affiliate thereof, Guarantor or (ii) unless Purchaser is an affiliate of Guarantor, the Guaranty has terminated or Guarantor is in material monetary default thereunder, then Purchaser shall have the right and option to terminate this Agreement by written notice to Seller on the last Business Day prior to the Closing Date and in such event, Purchaser shall receive a full refund of the Earnest Money (other than as provided in Section 3.3) and neither party shall have any further rights or obligations hereunder, other than those that by their terms survive termination of this Agreement.

12.21 Mandatory Arbitration. The parties have agreed to submit disputes to mandatory arbitration in accordance with the provisions of Exhibit I hereto and made a part hereof for all purposes. Each of Seller and Purchaser waives the right to commence an action in connection with this Agreement in any court and expressly agrees to be bound by the decision of the arbitrator determined in Exhibit I. The waiver of this Section 12.21 will not prevent Seller or Purchaser from commencing an action in any court for the sole purposes of enforcing the obligation of the other party to submit to binding arbitration or the enforcement of an award granted by arbitration herein or as expressly permitted by Section 10.1 or Section 10.2 hereof or for injunctive relief. The terms of this Section 12.21 shall survive (a) the termination of this Agreement, and (b) the Closing.

12.22 Waiver of Jury Trial. SELLER AND PURCHASER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN SELLER AND PURCHASER RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN SELLER AND PURCHASER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO

THIS AGREEMENT, ANY RELATED DOCUMENTS, OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

12.23 Purchaser Reimbursement Obligations. Purchaser hereby agrees to pay to Seller (a) the Coggin Kia Reimbursable Amount within 10 Business Days of the earlier to occur of (i) any termination of the Coggin Kia Purchase Contract, (ii) failure to close thereunder on or by July 15, 2008, or (iii) any direct or indirect transfer of the Property subject to the Coggin Kia Purchase Contract (other than a financing) to any person or entity other than the purchaser under the Coggin Kia Purchase Contract, and (b) if the Crown Volvo Purchase Contract is executed prior to the Closing Date, the Crown Volvo Reimbursable Amount within 10 Business Days of the earlier to occur of (i) any termination of the Crown Volvo Purchase Contract, (ii) failure to close thereunder on or by the date required for closing under such Crown Volvo Purchase Contract, or (iii) any direct or indirect transfer of the Property subject to the Crown Volvo Purchase Contract (other than a financing) to any person or entity other than purchaser under the Crown Volvo Purchase Contract. Purchaser hereby covenants to provide to Seller notice of any termination (or asserted termination) of either Purchase Contract or any direct or indirect transfer of either Property subject to a Purchase Contract (other than a financing) within 10 Business Days.

[SIGNATURE PAGES AND EXHIBITS TO FOLLOW]

SIGNATURE PAGE TO AGREEMENT OF

PURCHASE AND SALE

BY AND BETWEEN

THE AFFILIATES OF AUTOSTAR REALTY OPERATING PARTNERSHIP

SET FORTH ON SCHEDULE 1.1.1

AND

ASBURY AUTOMOTIVE GROUP, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

PURCHASER:

ASBURY AUTOMOTIVE GROUP, INC.,

A Delaware corporation

By:	/s/ Lynne A. Burgess
Name:	Lynne A. Burgess
Its:	Vice President and General Counsel
Date:	May 8, 2008

SELLER:

ASTAR ASB AR1, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB AR2, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB GA1, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB GA2, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB FL1, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB FL2, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB FL3, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB FL4, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB FL5, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB FL6, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB FL7, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB FL8, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB FL9, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB FL10, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB NC1, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB NC2, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB NC3, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB NC4, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB VA1, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB VA2, LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB TX1, LP, a Delaware limited partnership

By:	ASTAR ASB GENPAR LLC, a Delaware limited liability company
Its:	General Partner

	By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
	Its:	Sole Member

		By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
		Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

ASTAR ASB GA3 LLC

By:	ASTAR ASB Holdings LLC, a Delaware limited liability company
Its:	Sole Member

	By:	AutoStar Realty Operating Partnership, L.P., a Delaware limited partnership
	Its:	Sole Member

		By:	AutoStar Realty GP LLC, a Delaware limited liability company
		Its:	General Partner

			By:	/s/ V. Schwartz
			Name:	V. Schwartz
			Its:	Authorized Representative
			Date:	May 1, 2008

JOINDER BY ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that Escrow Agent has received and shall hold the Earnest Money required to be deposited under this Agreement and the interest earned thereto, in escrow, and shall disburse the Earnest Money, and the interest earned thereon, pursuant to the provisions of this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

Date executed by Escrow Agent	By:	/s/ Michael F. Hillman
	Name:	Michael F. Hillman
May 8, 2008	Title:	Senior Vice President

LIST OF SCHEDULES

1.1.1	–	Sellers and Properties
1.1.3	–	Purchase Price Allocation
2.1.2	–	Leases, Guaranty Agreements, Tenants and Guarantors
4.1.1	–	Original Acquisition Purchase Agreements
5.3	–	Permitted Exceptions
6.1.3	–	Construction Affecting Property
6.3	–	Eminent Domain Proceedings
9.1.3(8)	–	Excluded Property
9.1.3(14)	–	Form Lease from Original Acquisition Purchase Agreement
9.1.4	–	License Agreements
9.1.10	–	Material Litigation
9.1.12	–	Unrecorded Agreements
9.1.14	–	Additional Environmental Disclosure
9.1.17	–	Rent Roll

LIST OF EXHIBITS

A	–	Legal Description of Land (32)
B	–	Special Warranty Deed
C	–	Bill of Sale, Assignment and Assumption of Contracts
D	–	FIRPTA Certificate
E	–	Assignment and Assumption of Lease and Guaranty
F	–	Tenant Estoppel and Guarantor Estoppel
G	–	ERISA Letter
H	–	Notice to Tenants
I	–	Mandatory Arbitration
J	–	Escrow Agreement
K	–	Purchase Contracts

L	–	Assignment and Assumption of Purchase Contracts
M	–	Notice under Purchase Contracts
N	–	Form Owner’s Affidavit
O	–	Forms of Reliance Letters
P	–	Certificate regarding Prices
Q	–	Form of Closing Certificate

SCHEDULE 1.1.1

SELLERS AND PROPERTIES

Coggin Honda	ASTAR ASB FL9, LLC
11003 Atlantic Boulevard
Jacksonville, FL
T: CH Motors, Ltd.

Coggin Nissan Regency	ASTAR ASB FL2, LLC
10600 Atlantic Boulevard
Jacksonville, Fl
T: CN Motors, Ltd.

Coggin Kia	ASTAR ASB FL1, LLC
9401 Atlantic Boulevard
Jacksonville, FL
ASTAR ASB FL1, LLC
T:CN Motors Ltd.
SubT: Premier Automotive on Atlantic, LLC

Coggin Toyota Avenues	ASTAR ASB FL8, LLC
10564 Phillips Highway
Jacksonville, FL
T: Coggin Cars L.L.C.

Coggin Chevrolet @ Avenues	ASTAR ASB FL7, LLC
10880 Phillips Highway
Jacksonville, Fl
T: Coggin Chevrolet L.L.C.

Coggin Nissan @ Avenues	ASTAR ASB FL4, LLC
10859 Phillips Highway
Jacksonville, FL
T: Avenues Motors, Ltd.

Coggin Ford/Lincoln/ Merc	ASTAR ASB FL5, LLC
2655 North Volusia Avenue
Orange City, FL
T: AF Motors LLC and ALM Motors LLC

Sch. 1.1.1-1

Coggin Honda	ASTAR ASB FL6, LLC
1580 South Woodland Blvd.
Deland, FL
T: Asbury-Deland Imports, L.L.C.

Coggin Honda	ASTAR ASB FL10, LLC
4550 US 1 South
Ft. Pierce, FL
T: HFP Motors L.L.C.

Mercedes Benz of Fort Pierce	ASTAR ASB FL3, LLC
4500 US 1 South
Ft. Pierce, FL
T: CFP Motors, Ltd

Crown Honda	ASTAR ASB NC2, LLC
3633 W. Wendover Ave.
Greensboro, NC
T: Crown GHO, L.L.C.

Crown Dodge	ASTAR ASB NC3, LLC
3710 W. Wendover Ave.
Greensboro, NC
T: Crown GDO, L.L.C.

Crown Paint and Body	ASTAR ASB NC1, LLC
719 Camann Street
Greensboro, NC
T: Crown GPG, L.L.C.

Crown Volvo	ASTAR ASB NC4, LLC
1730 US Hwy 15-501 N.
Chapel Hill, NC
T: Crown CHV, L.L.C.

Crown BMW-Mini-Acura	ASTAR ASB VA1, LLC
8704/8710 Broad Street
Richmond, VA
T: Crown RIB LLC

Sch. 1.1.1-2

Crown BMW	ASTAR ASB VA2, LLC
1295 Richmond Road
Charlottesville, VA
T: Crown Motorcar Company, LLC

Nalley Lexus	ASTAR ASB GA2, LLC
980 Mansell Road
Roswell, GA
T: Asbury Atlanta LEX L.L.C.

Nalley Jaguar	ASTAR ASB GA1, LLC
11507 Alpharetta Hwy
Roswell, GA
T: Asbury Atlanta Jaguar L.L.C.

McLarty North Point Nissan	ASTAR ASB AR2, LLC
Colonel Glenn road –or-
1 Commercial Drive
Little Rock, AR
T: Premier NSN L.L.C.

McLarty Body Shop	ASTAR ASB AR1, LLC
5500 Starita Drive
Sherwood, AR
T: NP FLM L.L.C.

Asbury Southeast
Portfolio Totals

Nalley Motor Trucks	ASTAR ASB GA3, LLC
2500 Button Gwinnett Dr.
Atlanta,GA
T: Asbury Automotive Atlanta, L.L.C.

McDavid Honda of Irving	ASTAR ASB TX1, LP
3650-3700 W. Airport Fwy
Irving, TX
T: Asbury Automotive Texas Real Estate Holdings, L.L.C.
SubT: McDavid Irving-HON, L.L.C.

Sch. 1.1.1-3

McDavid Body Shop	ASTAR ASB TX1, LP
3600-3630 W. Airport Fwy
Irving, TX
T: Asbury Automotive Texas Real Estate Holdings, L.L.C.
SubT: McDavid Irving-Hon, L.L.C.

DMAC Used Vehicles-Vacant	ASTAR ASB TX1, LP
3900 W. Airport Fwy
Irving, TX
T: Asbury Automotive Texas Real Estate Holdings, L.L.C.

McDavid Acura of Plano	ASTAR ASB TX1, LP
4051 W. Plano Pkwy
Plano. TX
T: Asbury Automotive Texas Real Estate Holdings, L.L.C.
SubT: McDavid Plano-Acura, L.L.C.

McDavid Honda of Houston	ASTAR ASB TX1, LP
11200 Gulf Freeway
Houston, TX
T: Asbury Automotive Texas Real Estate Holdings, L.L.C.
SubT: McDavid Houston-Hon, L.L.C.

McDavid Nissan of Houston	ASTAR ASB TX1, LP
10540 Gulf Freeway and
11911 Gulf Freeway, Houston, TX
T: Asbury Automotive Texas Real Estate Holdings, L.L.C.
SubT: McDavid Houston-Niss, L.L.C.

McDavid Acura of Austin	ASTAR ASB TX1, LP
13553 Research Blvd.
Austin, TX
T: Asbury Automotive Texas Real Estate Holdings, L.L.C.
SubT: McDavid Austin-Acura, L.L.C.

McDavid Nissan Collision	ASTAR ASB TX1, LP
109 Winkler Drive
Houston, TX
T: Asbury Automotive Texas Real Estate Holdings, L.L.C.
SubT: McDavid Houston-Niss, L.L.C.

Sch. 1.1.1-4

Land	ASTAR ASB TX1, LP
11200 Gulf Freeway
Houston, TX
T: Asbury Automotive Texas Real Estate Holdings, L.L.C.
SubT: McDavid Houston-Hon, L.L.C.

Land	ASTAR ASB TX1, LP
11200 Gulf Freeway
Houston, TX
T: Asbury Automotive Texas Real Estate Holdings, L.L.C.
SubT: McDavid Houston-Hon, L.L.C.

Detention Pond	ASTAR ASB TX1, LP
11200 Gulf Freeway
Houston, TX
T. Asbury Automotive Texas Real Estate Holdings, L.L.C.
SubT: McDavid Houston-Hon, L.L.C.

SCH.1.1.1-5

SCHEDULE 1.1.3

PURCHASE PRICE ALLOCATION

AutoStar-David McDavid

Address	Major Tenants	Current Rent	Alloc. Price
2500 Button Gwinnett Drive	Asbury Automotive Atlanta, LLC	642,592.00	8,387,834
3650-3700 W. Airport Fwy (2)	Asbury Auto TX RE Holdings, LLC	904,555.61	11,807,279
3900 W. Airport Freeway (3)	Asbury Auto TX RE Holdings, LLC	341,307.97	4,455,136
4051 W. Plano Parkway (4)	Asbury Auto TX RE Holdings, LLC	698,285.94	9,114,815
3600-3630 W. Airport Fwy (1)	Asbury Auto TX RE Holdings, LLC	747,611.96	9,758,673
13553 Research Boulevard (5)	Asbury Auto TX RE Holdings, LLC	478,952.36	6,251,826
11200 Gulf Freeway (6)	Asbury Auto TX RE Holdings, LLC	854,414.96	11,152,786
10540 Almeda-Genoa (9)	Asbury Auto TX RE Holdings, LLC	603,153.06	7,873,033
109 Winkler Drive (11)	Asbury Auto TX RE Holdings, LLC	39,981.82	521,888
Land -11200 Gulf Highway (12)	Asbury Auto TX RE Holdings, LLC	46,581.99	608,041
Land - 11200 Gulf Fwy (7)	Asbury Auto TX RE Holdings, LLC	41,932.12	547,345
Detention Pond		0.80	10

	Total Consolidated	$5,399,370.59	70,478,666

AutoStar-Asbury

Address	Major Tenants	Current Rent	Alloc. Price	Con. Price	Price Adj.
2655 N. Volusia Avenue	AF Motors LLC & ALM Motors LLC	509,430.00	6,649,654.00
11507 Alpharetta Hwy	Asbury Atlanta Jaguar LLC	638,693.00	8,336,940.00
980 Mansell Road	Asbury Atlanta Lex LLC	830,011.00	10,834,238.00
1580 S. Woodland	Asbury-Deland Imports, L.L.C.	208,179.00	2,717,387.00
10859 Phillips Hwy	Avenues Motors, LTD	586,885.69	7,660,693.00
4500 U.S. 1 South	CFP Motors, Ltd.	620,727.45	8,102,434.00
11003 Atlantic Boulvard	CH Motors, LTD	760,887.45	9,931,960.00
9401 Atlantic Blvd.	CN Motors, Ltd.	312,269.00	4,076,087.00	3,600,000	476,087.00
10600 Atlantic Blvd.	CN Motors, Ltd.	384,307.00	5,016,408.00
10564 Phillips Highway	Coggin Cars LLC	554,117.00	7,232,959.00
10880 Phillips Highway	Coggin Chevrolet LLC	574,575.00	7,500,000.00
1730 U.S. Hwy 15-501 N.	Crown CHV, L.L.C.	474,655.00	6,195,732.00	5,858,000	337,732.00
3710 W. Wendover Street	Crown GDO, L.L.C.	291,451.00	3,804,347.00
3633 W. Wendover Ave.	Crown GHO, L.L.C.	866,026.00	11,304,347.00
719 Camann Street	Crown GPG, L.L.C.	263,668.91	3,441,704.00
1295 Richmond Road	Crown Motorcar Company, L.L.C.	267,750.00	3,494,975.00
8704/8710 W. Broad Street	Crown Rib LLC	855,498.08	11,166,924.00
4550 U.S. 1 South	HFP Motors L.L.C.	478,870.00	6,250,751.00
5500 Starita Drive	NP FLM LLC	196,599.00	2,566,232.00
Colonel Glenn Road	Premier NSN LLC	394,708.00	5,152,173.00

	Total Consolidated	10,069,307.58	131,435,945.00

Portfolio Totals

Price		201,914,611.00
Less: Kia + Volvo		813,819.00
Less: Kia + Volvo Costs
Net Price		201,100,792.00

Sch.1.1.3-1